                                                                  Exhibit (a)(1)

                                 MATRIXONE, INC.

                                OFFER TO EXCHANGE

                                February 3, 2003

Offer to Exchange Certain Outstanding Options to Purchase Shares of Common Stock
                 of MatrixOne, Inc. for New Replacement Options

   The offer and withdrawal rights expire at 5:00 P.M., Eastern Standard Time, on March 5, 2003, unless we extend the offer.

We are offering to exchange any outstanding options (the "Eligible Options") to purchase shares of our common stock, $.01 par value per share (the "Common Stock"), with an exercise price of at least $5.00 per share held by eligible employees that have been granted under our Third Amended and Restated 1996 Stock Plan (the "1996 Plan") and our Amended and Restated 1999 Stock Plan (the "1999 Plan") for new options to purchase shares of our Common Stock that we will grant under the 1996 Plan and 1999 Plan (the "New Replacement Options"). You are eligible to participate in this offer if you are an employee of MatrixOne, Inc. ("MatrixOne" or the "Company") or one of its subsidiaries from the date of this offer through March 5, 2003 (or any extended expiration date). Members of our board of directors ("Directors") and our executive officers are not eligible to participate in this offer.

We are making the offer based upon the terms and subject to the conditions set forth in this Offer to Exchange (the "Offer to Exchange"), the letter to all eligible MatrixOne employees from Mark F. O'Connell dated February 3, 2003, the Election Form and the Withdrawal Form (collectively, the "Disclosure Documents").

In exchange for any Eligible Options tendered by an option holder that are accepted for exchange and cancelled by us, except as noted below, the option holder will receive New Replacement Options exercisable for a number of shares of Common Stock based on the number of shares of Common Stock underlying the Eligible Options and the exercise price of the Eligible Options, determined in accordance with the following exchange ratios (the "Exchange Ratios"):

                                               Exchange Ratio (New Replacement Options for
     Exercise Price of Options Tendered                     Eligible Options)
     ----------------------------------        -------------------------------------------
              $ 4.99   or less                               Not applicable
              $ 5.00 - $ 9.99                                    4 for 5
              $10.00 - $19.99                                    3 for 5
              $20.00   or more                                   2 for 5

If you tender any Eligible Option for exchange, you will be required to also tender all options granted to you since August 1, 2002 regardless of the option's exercise price. If an option granted since August 1, 2002 has an exercise price of less than $5.00 per share, it will be replaced with one New Replacement Option for every one option tendered for exchange. For each option granted since August 1, 2002 with an exercise price of $5.00 or greater per share, it will be replaced in accordance with the Exchange Ratios provided above.

Fractional shares will be rounded up to the nearest whole share. The number of shares of Common Stock underlying your New Replacement Options will be adjusted for stock splits, stock dividends and similar events that occur after the tendered Eligible Options are cancelled and before the New Replacement Option Grant Date.

If you attempt to tender some of your Eligible Options but do not include all of the options granted to you on or after August 1, 2002, your entire tender will be rejected. All New Replacement Options will be granted out of the same option plan as the Eligible Options tendered for exchange.

We expect to grant the New Replacement Options at the first meeting of the Compensation Committee of the Company's board of directors (the "Board of Directors") following the date that is at least six months and one day after the date on which we cancel the Eligible Options tendered in accordance with this offer and accepted for exchange. We refer to this date as the "New Replacement Option Grant Date". We expect the New Replacement Option Grant Date to be on or after September 7, 2003, but no later than September 19, 2003, unless the offer is extended. The exercise price per share of the New Replacement Options will be equal to the closing sales price per share of our Common Stock as reported on the Nasdaq National Market on the New

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

Replacement Option Grant Date or such higher price as may be mandated by local law for jurisdictions outside of the U.S. Because we will not grant New Replacement Options until at least six months and one day after the date we cancel the Eligible Options accepted for exchange, the New Replacement Options may have a higher exercise price per share than some or all of your Eligible Options.

The New Replacement Options will be granted under a new option agreement to be entered into between you and the Company after the New Replacement Option Grant Date. The terms and conditions of the New Replacement Options will vary from the terms and conditions of your Eligible Options. For example, each New Replacement Option will be subject to a new vesting schedule that will begin on the New Replacement Option Grant Date and will vest over a 30-month period at the rate of 1/10/th/ of the option grant amount at the end of each three month period you remain an employee of the Company or one of its subsidiaries.

This offer is not conditioned on any minimum number of Eligible Options being tendered for exchange. However, this offer is subject to the conditions we describe in Section 7 ("Conditions of the Offer") of this Offer to Exchange.

We are making this offer because we believe that stock options motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to our success. A considerable number of our employees have outstanding options, vested and unvested, that have exercise prices higher than the current and recent trading prices of our Common Stock. By making this offer to employees, we intend to provide our employees with the benefit of holding New Replacement Options that over time may have a greater potential to increase in value than their Eligible Options, which we believe creates better performance and retention incentives for employees and thereby increases shareholder value.

We have set the exercise price threshold for exchange eligibility at $5.00 per share, which is higher than the market price per share of our Common Stock on January 30, 2003. Our Common Stock is traded on the Nasdaq National Market under the symbol "MONE". As of January 30, 2003, there were 47,749,603 shares of our Common Stock outstanding. On January 30, 2003, the last reported sale price of our Common Stock as reported on the Nasdaq National Market was $4.25 per share. We recommend that you evaluate the current market quotations for our Common Stock, among other factors, before deciding whether to elect to tender your Eligible Options.

See "Risks of Participating in the Offer" for a discussion of risks that you should consider before tendering your Eligible Options.

                                    IMPORTANT

Regardless of whether you accept or reject the offer, you must properly complete and sign the Election Form in accordance with its instructions, and fax, mail or hand deliver it to Bonnie Legere, Stock Option Plan Administrator, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, fax number (978) 589-5702, before 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date). Delivery by e-mail will not be accepted. You should direct questions about the offer and any requests for additional copies of this Offer to Exchange and the other Disclosure Documents to Bonnie Legere, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, telephone number (978) 589-4065.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the fairness or merits of such transaction or the accuracy or adequacy of this Offer to Exchange. Any representation to the contrary is a criminal offense. You should rely only on the information contained herein or in documents to which we have referred you. We have not authorized anyone to provide you with different information. We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to this offer. We are not making an offer of the New Replacement Options to, nor will we accept any tender of Eligible Options from or on behalf of, employees in any jurisdiction where the offer would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided herein is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. Those summaries are qualified in their entirety by reference to the documents and information to which they relate.

Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendations as to whether you should tender any of your Eligible Options for exchange. You must make your own decision whether to tender your Eligible Options.

Nothing in this document shall be construed to give any person the right to remain in the employ of MatrixOne or any of its subsidiaries or to affect the right of MatrixOne or any of its subsidiaries to terminate the employment of any person at any time with or without cause to the extent permitted by law. Nothing in this document should be considered a contract or guarantee of wages or compensation. The relationship between MatrixOne and each employee is unchanged by this Offer to Exchange and this offer.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET .........................................................................................      1
RISKS OF PARTICIPATING IN THE OFFER ........................................................................      9
OFFER TO EXCHANGE ..........................................................................................     23
   1.  Eligibility .........................................................................................     23
   2.  Number of Eligible Options; expiration date .........................................................     23
   3.  Purpose of the offer ................................................................................     24
   4.  Procedures for electing to tender Eligible Options ..................................................     25
   5.  Withdrawal rights and change of election ............................................................     26
   6.  Acceptance of Eligible Options for exchange and issuance of New Replacement Options .................     27
   7.  Conditions of the offer .............................................................................     29
   8.  Price range of Common Stock underlying the options ..................................................     30
   9.  Source and amount of consideration; terms of New Replacement Options ................................     31
   10. Information Concerning MatrixOne ....................................................................     37
   11. Interests of directors and officers; transactions and arrangements concerning the options ...........     37
   12. Status of options acquired by us in the offer; accounting consequences of the offer .................     38
   13. Legal matters; regulatory approvals .................................................................     38
   14. Material U.S. federal income tax consequences .......................................................     39
   15. Material income tax consequences and certain other considerations for non-U.S. employees ............     41
   16. Extension of offer; termination; amendment ..........................................................     55
   17. Fees and expenses ...................................................................................     55
   18. Financial statements and additional information .....................................................     55
   19. Miscellaneous .......................................................................................     56

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

                               SUMMARY TERM SHEET

The following is a summary of the material terms of the offer presented in question and answer format, which addresses common issues and concerns you may have about the offer. The information in this summary is not complete and additional important information is contained in this Offer to Exchange and the other Disclosure Documents we have provided to you. You should carefully read all of the information contained in these documents so that you may make an informed decision. We have included references to the relevant sections in this Offer to Exchange where you can find a more complete description of the topics in this summary.

What is the offer to exchange?

The offer to exchange is a voluntary opportunity for eligible option holders to exchange Eligible Options for New Replacement Options. We expect to grant the New Replacement Options at the first meeting of the Compensation Committee of the Board of Directors following September 7, 2003, which should not be later than September 19, 2003, unless the offer is extended. The exercise price per share of the New Replacement Options will be equal to the closing sales price per share of our Common Stock as reported on the Nasdaq National Market on the New Replacement Option Grant Date or such higher price as may be mandated by local law for jurisdictions outside of the U.S. Because we will not grant New Replacement Options until at least six months and one day after the date we cancel the Eligible Options accepted for exchange, the New Replacement Options may have a higher exercise price per share than some or all of your Eligible Options. For more information, see Section 2.

Why is the Company making the offer to exchange?

We are making this offer because we believe that stock options motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to our success. A considerable number of our employees have outstanding options, vested and unvested, that have exercise prices higher than the current and recent trading prices of our Common Stock. By making this offer to employees, we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value than their Eligible Options, which we believe creates better performance and retention incentives for employees and thereby increases shareholder value. For more information, see Section 3.

Who is eligible to participate?

Any employee of MatrixOne or its subsidiaries who holds Eligible Options is eligible to participate in this offer provided that such person is an employee from the date of this offer (February 3, 2003) through March 5, 2003 (or any extended expiration date). If you tender Eligible Options for exchange that are accepted and cancelled by us but do not remain an employee of the Company or one of its subsidiaries through the New Replacement Option Grant Date, you will not receive any New Replacement Options or any other consideration in exchange for the options you tendered. Directors and all of our executive officers, as listed in Section 11 ("Interests of Directors and Officers; Transactions and Arrangements Concerning the Options"), are not eligible to participate in this offer. For more information, see Sections 1, 6 and 11.

Are non-U.S. employees eligible to participate?

Yes. However, special considerations may apply to employees located outside the U.S. depending on the laws of the jurisdiction in which these employees are located. For more information, see Sections 1 and 15.

What securities are eligible for exchange?

All outstanding options to purchase shares of our Common Stock with an exercise price of at least $5.00 per share held by our current employees or our subsidiaries' current employees (other than Directors or our executive officers) that have been granted under our 1996 Plan or 1999 Plan are eligible for exchange. Additionally, if you tender any Eligible Options for exchange, you will be required to also tender all options granted to you since August 1, 2002, regardless of exercise price. For more information, see Section 2.

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

When does the offer to exchange end?

The offer to exchange ends at 5:00 P.M., Eastern Standard Time, on March 5, 2003. We may, in our discretion, extend the offer at any time, but we cannot assure you that the offer will be extended or, if it is extended, for how long. If we extend the offer, we will make an announcement of the extension no later than 9:00 A.M., Eastern Standard Time, on the next business day following the previously scheduled expiration date. If we extend the offer, you must deliver the completed and signed Election Form before the extended expiration date. For more information, see Sections 2 and 16.

Will I receive the same number of New Replacement Options as Eligible Options?

No. In exchange for Eligible Options tendered, you will receive New Replacement Options exercisable for a number of shares of Common Stock based on the number of shares of Common Stock underlying the Eligible Options and the exercise price of the Eligible Options you elect to exchange, determined in accordance with the following Exchange Ratios:

                                                             Exchange Ratio (New Replacement Options
                 Exercise Price of Options Tendered                  for Eligible Options)
                 ----------------------------------          ---------------------------------------
                          $ 4.99   or less                                Not applicable
                          $ 5.00 - $ 9.99                                     4 for 5
                          $10.00 - $19.99                                     3 for 5
                          $20.00   or more                                    2 for 5

If you tender any Eligible Option for exchange, you will be required to also tender all options granted to you since August 1, 2002 regardless of the option's exercise price. If an option granted since August 1, 2002 has an exercise price of less than $5.00 per share, it will be replaced with one New Replacement Option for every one option tendered for exchange. For each option granted since August 1, 2002 with an exercise price of $5.00 or greater per share, it will be replaced in accordance with the Exchange Ratios provided above.

Fractional shares will be rounded up to the nearest whole share. The number of shares of Common Stock underlying your New Replacement Options will be adjusted for stock splits, stock dividends and similar events that occur after the tendered Eligible Options are cancelled and before the New Replacement Option Grant Date.

Why isn't the exchange ratio simply one for one?

The exchange program must balance the interests of our employees, the Company and our stockholders. We believe that the Exchange Ratios noted above will provide eligible employees with New Replacement Options sufficient to induce them to perform at high levels to maximize the Company's value. The exchange program will also make available additional options for future stock option grants.

Can I exchange all of my Eligible Options?

Yes, provided that the exercise price is at least $5.00 per share and as otherwise described in Section 7. For more information, see Sections 2 and 7.

I have been granted options at different times during my employment at MatrixOne. Can I choose to tender only some of my Eligible Options?

Yes, subject to the following provisions:

     (1) Whatever decision you make with respect to a particular stock option grant must apply to all options pursuant to that particular grant. In other words, you cannot decide to tender only half of the unexercised options pursuant to a particular grant or to tender only the unvested portion of the options pursuant to a particular grant. We will not accept partial tenders of option grants, rather each option grant tendered must be tendered in its entirety.

          Example: You were granted options to purchase 500 shares of Common Stock on June 1, 2000 and options to purchase 400 shares of Common Stock on January 9, 2001. You have not exercised any of the vested options. You may decide to tender (1) all 900 stock options granted to you, (2) all 500 options granted on June 1, 2000 but none of the 400 options granted on January 9, 2001, (3) all 400 options granted on January 9, 2001 but none of the 500 options granted on June 1, 2000, or (4) none of the options granted to you.

     (2) If you have been granted options to purchase Common Stock on or after August 1, 2002, and you decide to tender for exchange Eligible Options granted to you prior to that date, you must also tender all of the options granted to you on or after August 1, 2002, even though these options may have exercise prices below $5.00 per share.

          Example: You were granted options to purchase 500 shares of Common Stock on June 1, 2000, and options to purchase 200 shares of Common Stock on September 3, 2002. If you decide to tender the options granted on June 1, 2000, you must also tender the options granted to you on September 3, 2002.

For more information, see Section 2.

Can I exchange the remaining unexercised portion of an Eligible Option that I have already partially exercised?

Yes, as long as you tender the option grant as to all remaining unexercised shares subject to that option grant.

What will the vesting schedule be for the New Replacement Options?

The Compensation Committee of our Board of Directors has approved a special vesting schedule for the New Replacement Options. Beginning on the New Replacement Option Grant Date, the New Replacement Options will vest over a 30-month period at the rate of 1/10th of the option grant amount at the end of each three month period you remain an employee of the Company or one of its subsidiaries. For more information, see Section 9.

What will be the exercise price of my New Replacement Options?

The exercise price per share of the New Replacement Options will be equal to the closing sales price per share of our Common Stock as reported on the Nasdaq National Market on the New Replacement Option Grant Date or such higher price as may be mandated by local law for jurisdictions outside of the U.S. Because we will not grant New Replacement Options until at least six months and one day after the date we cancel the Eligible Options accepted for exchange, the New Replacement Options may have a higher exercise price per share than some or all of your Eligible Options. We recommend that you obtain current market quotations for our Common Stock and that you consider the risk that the market price of our Common Stock may be higher on the New Replacement Option Grant Date than the exercise price of the Eligible Options that you may tender before deciding whether to tender your Eligible Options. For more information, see Sections 8 and 9.

What is the deadline to elect to tender?

The deadline to elect to tender your Eligible Options is 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date). This means that Bonnie Legere of MatrixOne must be in receipt of your Election Form before the deadline. We reserve the right to reject any or all Eligible Options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we expect to accept for exchange those Eligible Options for which you have made a proper and timely election that is not withdrawn. Subject to our rights to extend, terminate, and amend the offer, we currently expect that we will accept and cancel all such properly tendered Eligible Options promptly after the expiration of the offer. For more information, see Sections 2 and 16.

What do I need to do to participate in the offer?

Regardless of whether you accept or reject the offer, you must properly complete and sign the Election Form in accordance with its instructions, and fax, mail or hand deliver it to Bonnie Legere at MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, fax number (978) 589-5702 prior to 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date). Delivery by e-mail will not be accepted. Once your Election Form has been received, you will receive an e-mail confirmation. For more information, see Section 4.

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

Can I change my mind once I have indicated that I want to participate?

Yes, you may withdraw your tendered Eligible Options at any time before 5:00 P.M., Eastern Standard Time, on March 5, 2003. If we extend the offer beyond that time, you may withdraw your tendered Eligible Options at any time prior to the extended expiration date. To withdraw tendered Eligible Options, you must properly complete and sign the Withdrawal Form in accordance with its instructions, and fax, mail or hand deliver it to Bonnie Legere at MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, fax number (978) 589-5702 prior to 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date). Once you have withdrawn your election, you may re-elect to tender Eligible Options only by again following the election procedure previously described.

Your election to tender Eligible Options will become irrevocable at 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date). For more information, see Section 5.

What will happen if I do not turn in my Election Form by the expiration date?

If you do not turn in your Election Form by the expiration date, you will be deemed to have elected not to participate in the option exchange and all stock options you currently hold will remain unchanged with their original exercise price, vesting schedule, and terms and conditions. For more information, see
Section 5.

Does the offer to exchange extend to all of MatrixOne's employee option plans?

No. All outstanding options granted by MatrixOne pursuant to the 1996 Plan and 1999 Plan are eligible to participate in the offer to exchange as long as the exercise price per share of such options is at least $5.00. Because all options outstanding under the Amended and Restated 1987 Stock Option Plan (the "1987 Plan") have an exercise price less than $5.00 per share and were granted prior to August 1, 2002, option grants under the 1987 Plan are not eligible to participate in the offer.

Why can't MatrixOne simply reprice my options?

There are unfavorable accounting consequences for companies that reprice options. If we reprice options, we would be required for accounting purposes to treat the repriced options as variable awards. This means that we would be required periodically to reflect increases and decreases in the price of our Common Stock as a compensation expense (or credit) relating to the options. We would have to continue this variable accounting for these options until they were exercised, forfeited, terminated or expired. The higher the market value of our Common Stock, the greater the compensation expense we would have to record. By deferring the grant of the New Replacement Options for at least six months and one day after the date on which we cancel the Eligible Options tendered in accordance with this offer, we believe we will not have to treat the options as variable awards. As a result, a simple option "repricing" could seriously jeopardize our progress toward profitability, because we would be required to take a charge against earnings on any future appreciation of the repriced options. For more information, see Sections 6 and 12.

Why can't I just be granted additional new options?

We currently have a large number of options outstanding that have an exercise price higher than the recent trading price of our Common Stock. There is concern that the aggregate number of options outstanding, as a percentage of our total shares of Common Stock outstanding, is relatively high. Therefore, a grant of additional options in addition to these "underwater" options would have a severe negative impact on our dilution and our net income per share. Additionally, we have a limited remaining pool of options that we are allowed to grant without seeking additional stockholder approval, and we believe we need to keep these options available for new employees, ongoing grants and new members of the Company's Board of Directors. For more information, see Sections 3 and 12.

Wouldn't it be easier to terminate my Eligible Options and grant new options?

No. Termination of Eligible Options followed by the grant of new options within six months after the date of such termination is treated under the accounting rules the same as a traditional stock option repricing. As previously described, this would require us to periodically reflect increases and decreases in the price of our Common Stock as a compensation expense (or credit) relating to the options. By deferring the grant of the New Replacement Options for at least six months and one day after the date on which we cancel the Eligible Options tendered in accordance with this offer, we believe that we will not have to record any variable accounting charges. For more information, see Sections 6 and 12.

If I choose to participate, what will happen to the options I tender?

If you elect to participate in this offer, then promptly following 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date), we will cancel the Eligible Options you have tendered for exchange that we accepted and you will no longer have any rights under those Eligible Options. For more information, see Sections 6 and 12.

Am I eligible to receive future grants of options during the following six-month period if I participate in this offer?

No. Because of unfavorable accounting consequences, participants in this offer are ineligible to receive any additional option grants until after the New Replacement Option Grant Date. For more information, see Section 12.

Can I exercise my existing, untendered options prior to the New Replacement Option Grant Date?

Yes. Even if you participate in the offer, you can exercise your existing, exercisable, untendered options prior to the New Replacement Option Grant Date.

Are there any tax consequences to my participation in this offer?

We are not in a position to advise you with respect to tax matters, and we recommend that you consult with your own tax advisor with respect to the tax consequences of participating in the offer. If you are based outside the U.S., the treatment of the exchange under the laws of the country in which you live, work or are otherwise subject to taxation may be different from the treatment of the exchange for U.S. federal income tax purposes.

U.S. Citizens and Residents: We believe that you will not be required under current law to recognize taxable income or be subject to withholding taxes for U.S. federal income tax purposes either at the time of the termination of your Eligible Options or at the time of the grant of the New Replacement Options. Please note that all New Replacement Options will be non-statutory stock options. For more information, see Section 14.

Employees who are Non-U.S. Citizens and Residents: The exchange of Eligible Options, and the grant, vesting or exercise of your New Replacement Options may result in taxable income to you, and may be subject to withholding taxes, under the laws of the country in which you live, work or are otherwise subject to taxation. For more information, see Section 15.

What if my employment at MatrixOne ends between the date my Eligible Options are cancelled and the New Replacement Option Grant Date?

Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, your employment with MatrixOne or any of its subsidiaries is on an at-will basis and nothing in this offer modifies or changes that. Nothing in this Offer to Exchange shall be construed to give any person the right to remain in the employ of the Company or any of its subsidiaries or to affect the right of the Company or any of its subsidiaries to terminate the employment of any employee at any time with or without cause to the extent permitted by law. You cannot revoke your Election Form after 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date). If you are not an employee of MatrixOne or one of its subsidiaries on the New Replacement Option Grant Date for any reason, you will not receive any New Replacement Options in exchange for your cancelled Eligible Options, nor will you have any rights to the cancelled Eligible Options or receive any other consideration for the cancelled Eligible Options. For more information, see Sections 1 and 9.

Are there any conditions of the Offer?

The offer is not conditioned on any minimum number of holders tendering any minimum number of Eligible Options. Besides the eligibility requirements above, the offer is subject to a number of other conditions that are described in
Section 7. Moreover, if you elect to participate in the offer, any options that have been granted to you since August 1, 2002, must also be tendered. For more information, see Sections 2 and 7.

What will be the terms and conditions of my New Replacement Options?

The New Replacement Options will be evidenced by new option agreements between you and us. Except for the new exercise price, the change in the vesting start date, the new vesting schedule, the termination date, with respect to certain option holders, the acceleration provisions, and, with respect to certain employees who tender Eligible Options that are incentive stock options, the fact that the New Replacement Options will instead be non-statutory stock options, the terms and conditions of your New Replacement Options will be substantially the same as the terms of the Eligible Options tendered for exchange. For more information, see Section 9.

My options granted before July 1, 2001 under the 1996 Plan provided for 100% acceleration upon a change of control. Would my New Replacement Options also provide for 100% acceleration upon a change of control?

No. The terms of the New Replacement Options will provide that any unvested options outstanding upon a change of control get accelerated by 24 months. For more information, see Section 9.

Will my New Replacement Options be incentive stock options or non-statutory stock options?

All New Replacement Options will be non-statutory stock options. For more information, see Section 2.

If my Eligible Options are split between incentive stock options and non-statutory stock options because my original grant exceeded the $100,000 limit on incentive stock options, can I tender one part of this option grant (e.g., only the non-statutory stock options) but not the other?

No. You cannot tender a portion of an option grant that has been split into an incentive stock option and a non-statutory stock option because it is still considered a single option grant. It must be tendered for exchange in its entirety.

When will I receive my New Replacement Options?

We expect to grant the New Replacement Options at the first meeting of the Compensation Committee of the Board of Directors following the date that is at least six months and one day after the date on which we cancel the Eligible Options tendered in accordance with this offer and accepted for exchange. We expect the New Replacement Option Grant Date to be on or after September 7, 2003, but no later than September 19, 2003, unless the offer is extended. Note that additional time may be required to provide you with documentation of the grant of the New Replacement Options. You may experience some delay in your ability to exercise the vested portion, if any, of your New Replacement Options while we handle administrative matters related to the new grant. For more information, see Section 6.

Why won't I receive my New Replacement Options immediately after the expiration date of the offer?

If we were to grant the New Replacement Options on any date that is earlier than six months and one day after the date we cancel the Eligible Options accepted for exchange, we would be required for financial reporting purposes to reflect increases and decreases in the price of our Common Stock as a compensation expense (or credit) relating to the New Replacement Options each fiscal quarter until the New Replacement Options were exercised, forfeited, terminated or expired. By deferring the grant of the New Replacement Options for at least six months and one day after the date on which we cancel the Eligible Options tendered in accordance with this offer, we believe we will not have to record this variable accounting charge. For more information, see Section 12.

When will I receive my New Replacement Option agreement?

We anticipate that your New Replacement Option agreement will be available within approximately six weeks after the New Replacement Option Grant Date.

How will MatrixOne's acceptance of the tendered Eligible Options be communicated?

We currently expect that we will notify you of our acceptance of tendered Eligible Options promptly after the expiration date of the offer. For more information, see Section 6.

What happens if MatrixOne is acquired by, or merged or consolidated with, another entity before the New Replacement Options are granted?

If a change of control of MatrixOne occurs prior to the expiration of the offer, whether pursuant to an acquisition, merger, consolidation or other similar transaction, you may withdraw your tendered Eligible Options and retain the rights afforded you under the existing agreements evidencing those Eligible Options.

If a change of control of MatrixOne occurs after your Eligible Options have been accepted by us and cancelled but prior to the New Replacement Option Grant Date, then we will negotiate with the acquiring entity to honor the option exchange program; however, there is no assurance that the acquiring entity will, in fact, honor the exchange program. However, the type of security and the number of shares employees receive for each Eligible Option tendered and cancelled would be adjusted based on the purchase price paid for MatrixOne in the acquisition or the exchange ratio in a merger or consolidation. Such New Replacement Options would have an exercise price equal to the fair market value of the acquiror's stock on the New Replacement Option Grant Date or such higher price as may be mandated by local law for employees in countries other than the U.S. As a result of this adjustment, you may receive options for more or fewer shares of the acquiror's securities than the number of shares subject to the Eligible Options that you tendered or the number of shares you would have received pursuant to a New Replacement Option if no change of control had occurred.

A change of control transaction would not accelerate the grant date of the New Replacement Options to be granted pursuant to this offer. Regardless of any such acquisition, merger or consolidation, the New Replacement Option Grant Date will be at least six months and one day after the expiration date. Consequently, you may not be able to exercise your New Replacement Options until after the effective date of the acquisition, merger or consolidation.

You should also be aware that any acquisition, merger or consolidation could significantly affect the price of our Common Stock, including potentially substantially increasing the price of our Common Stock. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our Common Stock associated with the New Replacement Options. The exercise price of the New Replacement Options granted to you after the announcement of an acquisition, merger or consolidation of MatrixOne would reflect any appreciation in our stock price that may result from the announcement, and could therefore exceed the exercise price of your Eligible Options. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate. In addition, your New Replacement Options may be exercisable for stock of the acquiror, not MatrixOne Common Stock, while option holders who decide not to participate in this offer could exercise their options before the effective date of the acquisition, merger or consolidation and sell their MatrixOne Common Stock before the effective date.

Finally, if another company acquires, merges with or consolidates with us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the grant of the New Replacement Options under this option exchange. Termination of your employment for this or any other reason before the New Replacement Options are granted means that you will receive neither New Replacement Options nor any other compensation for your cancelled options. For more information, see Sections 1, 6, 7 and 9.

After the grant of my New Replacement Options, what happens if my New Replacement Options end up "underwater"?

We are conducting this offer only at this time due to the unusual stock market conditions that have affected many companies throughout the world. Therefore, this is considered a one-time offer. As your stock options are exercisable for ten years from the date of initial grant, subject to continued employment, the price of our Common Stock may appreciate over the long term even if the exercise price of your options is below the trading price of our Common Stock for some period of time after the New Replacement Option Grant Date. We can provide no assurance as to the price of our Common Stock at any time in the future.

How should I decide whether to participate?

We understand that the decision whether to exchange Eligible Options will be a challenging one for many employees. The offer does carry considerable risk, and there are no guarantees of our future stock performance. So, the decision to participate must be each individual employee's personal decision, and it will depend largely on each employee's assumptions about the future overall economic environment, the performance of the overall market and companies in our sector, and the performance of our own business and stock price. We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to this offer. For more information, see Sections 3, 8 and 9.

What does MatrixOne and the Board of Directors think of the offer?

Although our Board of Directors has approved this offer, neither our Board of Directors nor the management of the Company makes any recommendation as to whether you should elect to exchange or refrain from exchanging your Eligible Options. You must make your own decision whether to tender your Eligible Options.

Whom can I speak to if I have questions about the offer, or if I need additional copies of the offer documents?

For additional information about the offer or assistance, you should contact:

            Bonnie Legere
            MatrixOne, Inc.
            210 Littleton Road
            Westford, MA 01886
            USA
            (978) 589-4065

                       RISKS OF PARTICIPATING IN THE OFFER

Participation in the offer involves a number of risks, including those described below. The following information and the cautionary statements under the heading entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended June 29, 2002 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2002 filed with the SEC highlight some of the material risks of participating in this offer and of our business. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read Sections 14 and 15 in this Offer to Exchange discussing the tax consequences of participation in the offer in the U.S. and various countries outside the U.S. Additionally, you should read the rest of this Offer to Exchange and the other Disclosure Documents for a more in-depth discussion of the risks that may apply to you before deciding to participate in the offer to exchange.

This Offer to Exchange and the SEC reports referred to above include "forward-looking statements" that are typically denoted by the phrases "anticipates," "believes," "expects," "plans" and similar phrases (as well as other words or expressions referencing future events, conditions or circumstances). All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our products, services or the markets in which we operate and similar matters are forward-looking statements and are dependent upon certain risks and uncertainties. Our actual results may differ materially from those stated or implied in the forward-looking statements. Factors that could cause our actual results to differ from those contained in the forward-looking statements include, but are not limited to, the acceptance of our products and services by customers, the level of demand for our products and services from new customers as well as existing customers, delays in new product introductions by us or our competitors, the timing and amount of information technology-related spending in the economy, the general state of the economy, our unpredictable and lengthy sales cycles, and other factors described below and in our SEC reports referred to above. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our Common Stock would decline.

The following discussion should be read in conjunction with the financial statements and notes to the financial statements as well as the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our most recent Form 10-K and Form 10-Q filed with the SEC. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Exchange, which speaks only as of the date hereof. MatrixOne disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

TRANSACTION RISKS

Your Employment Status is Not Guaranteed and All Participants Must Be an Employee from the Date You Elect to Tender Your Eligible Options through the New Replacement Option Grant Date

Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, your employment with MatrixOne or any of its subsidiaries is on an at-will basis and nothing in this offer modifies or changes that. Nothing in this document shall be construed to give any person the right to remain in the employ of the Company or any of its subsidiaries or to affect the right of the Company or any of its subsidiaries to terminate the employment of any employee at any time, with or without cause, to the extent permitted by law. You cannot revoke your Election Form after 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date). Therefore, if your employment with MatrixOne or one of its subsidiaries is terminated by you, MatrixOne or its subsidiaries for any reason or no reason, whether voluntarily or involuntarily, before your New Replacement Options are granted, you will not have a right to any Eligible Options that were previously cancelled in this offer, and you will not have a right to receive any New Replacement Options or any other consideration for the cancelled Eligible Options.

Our revenues depend on the health of the economy and the growth of our customers and potential customers. If the economic conditions in the U.S. remain stagnant or worsen or if the global economic slowdown continues, we may experience a material adverse impact on our business, operating results, and financial condition and may undertake various measures to reduce our expenses including, but not limited to, another reduction-in-force. Should your employment be terminated as part of any such reduction-in-force or for any other reason, you will have the benefit of neither the cancelled Eligible Options you tendered for exchange nor any New Replacement Options.

Our Stock Price Has Been and May Continue to be Volatile Which May Have a Negative Impact on Future Stock Option Pricing

If the price of our Common Stock increases after the date on which your Eligible Options are cancelled, your cancelled Eligible Options might have been worth more than the New Replacement Options that you receive in the exchange. For example, if you tender Eligible Options with an exercise price of $5.01 per share that are then cancelled in connection with the offer, and the price of our Common Stock increases to $10.00 per share on the New Replacement Option Grant Date, your New Replacement Options, which will have a per share exercise price equal to the closing price per share of our Common Stock on the New Replacement Option Grant Date or such higher price as may be mandated by local law for jurisdictions outside of the U.S., will have a higher exercise price than the cancelled option.

The trading price of our Common Stock has been highly volatile and has fluctuated significantly in the past. During the three months ended December 31, 2002, our stock price fluctuated between a low sales price of $1.80 per share and a high sales price of $5.68 per share. During fiscal 2002, our stock price fluctuated between a low sales price of $3.75 per share and a high sales price of $21.80 per share. We believe that the price of our Common Stock may continue to fluctuate significantly in the future in response to a number of events and factors relating to our Company, our competitors, the market for our products and services and the global economy, many of which are beyond our control, such as those outlined in the "Business-Related Risks" section of this Offer to Exchange. In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme volatility. This volatility has often been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may affect the market price of our Common Stock, regardless of our operating performance. Due to the volatility of the trading price of our Common Stock, the exercise price of your New Replacement Options may be higher than the exercise price of the Eligible Options you tendered for exchange.

The Company's Stock Repurchase Program May Have a Positive Impact on the Fair Market Value of the Company's Common Stock and a Negative Impact on the Stock Option Exchange Program

On January 22, 2003, the Company announced a stock repurchase program that was approved by the Company's Board of Directors and that authorizes the Company to repurchase up to $10.0 million of the Company's Common Stock during a twelve month period commencing on January 27, 2003. If the Company does repurchase shares of its Common Stock on the open market during the period between March 5, 2003 (or any extended expiration date) and the New Replacement Option Grant Date, the fair market value of the Company's Common Stock may appreciate before the New Replacement Option Grant Date, thereby resulting in an increased exercise price for the New Replacement Options and reducing the benefit that you may otherwise derive from this option exchange program.

If You Participate in the Offer, You Will Be Ineligible to Receive Any Additional Option Grants until the New Replacement Option Grant Date

Employees generally are eligible to receive option grants at any time that the Compensation Committee of the Board of Directors determines to make such grants. However, if you participate in the offer, you will not be eligible to receive any additional option grants until the New Replacement Option Grant Date. It is currently unlikely that the Company will grant any Eligible Options to existing employees until after the New Replacement Option Grant Date, regardless of whether such employees participate in the offer.

If MatrixOne Were Acquired By or Merged with Another Entity at any Time Between the Expiration Date and the New Replacement Option Grant Date, Participants May Be Negatively Impacted

If a change of control of MatrixOne occurs after your Eligible Options have been accepted by us and cancelled but prior to the New Replacement Option Grant Date, then we will negotiate with the acquiring entity to honor the option exchange program. However, the type of security and the number of shares employees receive for each Eligible Option tendered and cancelled would be adjusted based on the purchase price paid for MatrixOne in the acquisition or the exchange ratio in a merger. Such New Replacement Options would have an exercise price equal to the fair market value of the acquiror's securities on the New Replacement Option Grant Date or such higher price as may be mandated by local law for employees in countries other than the U.S. As a result of this adjustment, you may receive options for more or fewer shares of the acquiror's securities than the number of shares subject to the Eligible Options that you tendered or the number of shares you would have received pursuant to a New Replacement Option if no change of control had occurred. If a change of control occurs, your cancelled Eligible Options might be worth more than the New Replacement Options that you receive in exchange for them.

A change of control transaction would not accelerate the grant date of the New Replacement Options to be granted pursuant to this offer. Regardless of any such merger or acquisition, the New Replacement Option Grant Date will be at least six months and one day after the cancellation date. Consequently, you may not be able to exercise your New Replacement Options until after the effective date of the merger or acquisition.

You should also be aware that any acquisition or merger could significantly affect the price of our Common Stock, including potentially substantially increasing the price of our Common Stock. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our Common Stock associated with the New Replacement Options. The exercise price of the New Replacement Options granted to you after the announcement of a merger or acquisition of MatrixOne would reflect any appreciation in our stock price that may result from the announcement, and could therefore exceed the exercise price of your current Eligible Options. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate. In addition, your New Replacement Options may be exercisable for securities of the acquiror, not MatrixOne Common Stock, while option holders who decide not to participate in this offer could exercise their options before the effective date of the merger or acquisition and sell their MatrixOne Common Stock before the effective date.

TAX-RELATED RISKS

Tax-Related Risks for U.S. Citizens and Residents

If you exchange Eligible Options for New Replacement Options, we believe that you will not be required under current law to recognize income for U.S. federal income tax purposes either at the time of the termination of your Eligible Options or upon the grant of New Replacement Options.

Options that you choose not to tender for exchange or that are not otherwise Eligible Options remain outstanding and retain their current exercise price and current vesting schedule.

Employees who hold Eligible Options that are incentive stock options should note that the Internal Revenue Service (the "IRS") may characterize our offer as a "modification" of those incentive stock options, even if such employees decline the offer. In general, if a holder of an existing incentive stock option is granted any additional benefits following the date of grant of the option, the option is deemed to be "modified" for U.S. federal income tax purposes. When an incentive stock option is "modified," the option is treated as re-granted on the modification date. On the modification date, the option is tested to determine whether it meets the tax requirements applicable to incentive stock options. One of the most important requirements is that the exercise price of the option cannot be less than the fair market value of the shares underlying the option on the date of grant. Another requirement, called the "$100,000 limitation," is described in more detail in Section 14 ("Material U.S. Federal Income Tax Consequences"). If our offer to you results in a modification of your incentive stock options and your modified options fail to satisfy the incentive stock option requirements, such options will be treated as non-statutory stock options. In addition, even if your options satisfy the incentive stock option requirements, the holding period necessary for the options to qualify for favorable U.S. federal income tax treatment will be extended, as discussed in more detail in Section 14 ("Material U.S. Federal Income Tax Consequences"). All New Replacement Options will be non-statutory stock options.

We are not in a position to provide tax advice, and we recommend that you consult with your own tax advisor concerning the tax consequences of the offer and the exchange of Eligible Options pursuant to the offer, including the tax consequences applicable to the exercise of the Eligible Options you do not exchange and to the subsequent sale of the shares purchased under those untendered Eligible Options.

Please see Section 14 ("Material U.S. Federal Income Tax Consequences") for a more detailed discussion of the potential tax consequences of participation in the offer. We recommend that you consult with your personal tax advisor prior to participating in the offer.

Tax-Related Risks for Tax Residents of Non-U.S. Countries

If you are a resident of France, Italy, Germany, Taiwan, or the United Kingdom, you will not be subject to income tax at the time of the option tender or cancellation or at the time of grant of the New Replacement Options. Included as part of this offer are short summaries of the general income tax consequences of the option exchange in countries other than the U.S. Please see Section 15 ("Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer. You should review the summaries carefully and consult your own tax advisor regarding your personal situation before deciding whether to participate in the offer.

If you are a resident of Australia, Canada, Italy, Japan, The Netherlands, or Singapore, see below for the possible tax risks and other considerations related to participating in this offer. Please see Section 15 ("Material Income Tax Consequences and Certain

Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer.

Tax-Related Risks for Residents of Australia

Under general tax principles in Australia, the voluntary relinquishment of your Eligible Options in exchange for the right to receive a New Replacement Option may give rise to a taxable amount (which may be nil in certain circumstances). This occurs because the cancellation of an Eligible Option may constitute a disposal of the option in exchange for the right to receive a New Replacement Option at a later date. If the cancellation is considered to be a disposition, and if you are deemed to receive any "consideration" in connection with the New Replacement Options (i.e., if a value can be assigned to the New Replacement Options promised to be granted), you will be subject to taxation on this value. Since you are receiving only a conditional (i.e., you must be an employee at the New Replacement Option Grant Date), non-transferable and unfunded promise to receive New Replacement Options in the future, it is likely the deemed value of the New Replacement Options would be zero. However, there is a risk that the tax authorities could assign a value to the promised New Replacement Options, in which case taxation would occur at the date of cancellation of the Eligible Options.

Please see Section 15 ("Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer. We recommend that you consult with your personal tax advisor prior to participating in the offer.

Tax-Related Risks for Residents of Canada

Under general tax principles in Canada, the income tax treatment at the time of the cancellation of an Eligible Option for the right to receive a New Replacement Option if you elect to participate in the offer is uncertain. If the intrinsic value of the New Replacement Options is greater than the intrinsic value of the Eligible Options, the cancellation of the Eligible Options may be considered a disposition; however, the amount of income and related taxes cannot be determined until the New Replacement Options are granted. If the cancellation is subject to tax, the taxable benefit would be equal to the difference between the fair market value of the promise to grant the New Replacement Option (determined using a valuation formula) and the intrinsic value of the Eligible Options.

There is also a risk that the election for deferral of taxation until the date of sale and the 50% stock option deduction would not be allowed on the New Replacement Options.

Please see Section 15 ("Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer. We recommend that you consult with your personal tax advisor prior to participating in the offer.

Tax-Related Risks for Residents of Italy

If you tender your Eligible Options for cancellation, any New Replacement Options which may be granted to you may have an exercise price that will be the higher of the closing price of the underlying shares of Common Stock on the grant date of the New Replacement Options and the average of the official stock exchange prices during the month preceding the grant date of the New Replacement Options. We will use our best efforts to grant the New Replacement Options on this basis so that they can qualify for the "fair market value plan" exemption under Italian tax law.

Please see Section 15 ("Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer. We recommend that you consult with your personal tax advisor prior to participating in the offer.

Tax-Related Risks for Residents of Japan

Under general tax principles in Japan, we believe it is unlikely that you will be subject to income tax as a result of the cancellation of an Eligible Option for the right to receive a subsequent grant of a New Replacement Option if you elect to participate in the offer. However, this result is not completely certain.

Please see Section 15 ("Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer. We recommend that you consult with your personal tax advisor prior to participating in the offer.

Tax-Related Risks for Residents of The Netherlands

Under general tax principles in The Netherlands, you may be subject to tax as a result of the cancellation of an Eligible Option for the right to receive a new option if you elect to participate in the offer. The tax treatment of the cancellation will depend on whether the Eligible Options were subject to Dutch tax at vesting or exercise. If the Eligible Options are taxed at vesting and the Eligible Options have not yet vested, some tax inspectors may argue that a non-obligatory cancellation of stock options should be disregarded (i.e., the Eligible Options would be subject to tax according to the original vesting schedule). It is our understanding that the amount of any taxes paid or payable on account of the Eligible Options would not be recoverable nor credited against any future tax you will be required to pay in connection with the New Replacement Options granted to you pursuant to the terms of the offer.

It is also possible that the tender of your Eligible Options for cancellation could trigger an additional tax liability if the cancellation occurs within three years of the date you accepted those options. The amount and method of calculation of such tax liability is uncertain.

Please see Section 15 ("Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer. We recommend that you consult with your personal tax advisor prior to participating in the offer.

Tax-Related Risks for Residents of Singapore

Under general tax principles in Singapore, it is possible that Inland Revenue may view the cancellation of an Eligible Option as a taxable event. Therefore, you may be subject to income tax as a result of the exchange of an Eligible Option for the right to receive a new option if you elect to participate in the offer. However, we believe that you will likely not be subject to tax solely as a result of your participation in the offer but rather that you will be taxed when you exercise your New Replacement Options.

Please see Section 15 ("Material Income Tax Consequences and Certain Other Consideration for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in the offer. We recommend that you consult with your personal tax advisor prior to participating in the offer.

BUSINESS-RELATED RISKS

We Have a History of Losses, Expect to Incur Losses in the Future and May Not Achieve or Maintain Profitability

We have incurred substantial net losses in the past, and we expect to incur net losses in future periods. We incurred net losses of approximately $15.5 million for the six months ended December 28, 2002 and $28.7 million for fiscal 2002. As of December 28, 2002, we had an accumulated deficit of approximately $74.2 million. We will need to generate significant increases in our revenues to achieve and maintain profitability, and we may not be able to do so. If our revenues grow more slowly than we anticipate or decline or if our operating expenses increase more than we expect or cannot be reduced in the event of lower revenues, our business will be significantly and adversely affected. Although we implemented restructuring programs in October 2001 and October 2002 to better align our operations and cost structure with the current market conditions, these programs may not be sufficient for us to achieve profitability in any future periods. Even if we achieve profitability in the future on a quarterly or an annual basis, we may not be able to sustain or increase our profitability. Failure to achieve profitability or achieve and sustain the level of profitability expected by investors and securities analysts may adversely affect the market price of our Common Stock.

The Weak Computer Software Market and Worldwide Economic Conditions May Result in Decreased Revenues and Operating Losses

The revenue growth and profitability of our business depends on the overall demand for computer software and services, particularly in the market segments in which we compete. A continued softening of demand for computer software and services caused by the current weak global economy may result in decreased revenues and increased operating losses. In this weak economy, we may not be able to effectively maintain existing levels of software and service revenues, promote future growth in our software and services revenues or achieve profitability.

Our Quarterly Revenues and Operating Results Are Likely to Fluctuate and if We Fail to Meet the Expectations of Securities Analysts or Investors, Our Stock Price Could Decline

Our quarterly revenues and operating results are difficult to predict, have varied significantly in the past and are likely to fluctuate significantly in the future. We typically realize a significant percentage of our revenues for a fiscal quarter in the second half of the third month of the quarter. Accordingly, our quarterly results may be difficult or impossible to predict prior to the end of the quarter. Any inability to obtain sufficient orders or to fulfill shipments in the period immediately preceding the end of any particular quarter may cause the results for that quarter to fall short of our revenues targets. Any disruption in our ability to conduct our business which occurs, especially in the third month of a quarter as was the case in the first quarter of fiscal 2002 due to the events of September 11, 2001, will likely have a material adverse effect on our operating results for that quarter. In addition, we base our current and future expense levels in part on our estimates of future revenues. Our expenses are largely fixed in the short term. We may not be able to adjust our spending quickly if our revenues fall short of our expectations. Accordingly, a shortfall in revenues in a particular quarter would have an adverse effect on our operating results for that quarter.

In addition, our quarterly operating results may fluctuate for many reasons, including, without limitation:

     . changes in demand for our products and services, including seasonal differences;

     .    changes in the mix of our software licensing and services revenues;

     . changes in the mix of the licensing of our eMatrix product collaboration platform, Value Chain Portfolio of applications and enterprise interoperability products;

     .    changes in the mix of domestic and international revenues;

     . variability in the mix of professional services performed by us and systems integrators;

     . the amount of royalty payments due to third-parties on our application and integration software products; and

     . the amount of training we provide to systems integrators and alliance partners related to our products and their implementation.

For these reasons, you should not rely on period-to-period comparisons of our financial results to forecast our future performance. It is likely that in some future quarter or quarters our operating results will be below the expectations of securities analysts or investors. If a shortfall in revenues occurs, the market price of our Common Stock may decline significantly.

Our Lengthy and Variable Sales Cycle Makes it Difficult for Us to Predict When or if Sales Will Occur and Therefore We May Experience an Unplanned Shortfall in Revenues

Our products have a lengthy and unpredictable sales cycle that contributes to the uncertainty of our operating results. Customers view the purchase of our software as a significant and strategic decision. As a result, customers generally evaluate our software products and determine their impact on existing infrastructure over a lengthy period of time. Our sales cycle has historically ranged from approximately one to nine months based on the customer's need to rapidly implement a solution and whether the customer is new or is extending an existing implementation. The license of our software products may be subject to delays if the customer has lengthy internal budgeting, approval and evaluation processes. We may incur significant selling and marketing expenses during a customer's evaluation period, including the costs of developing a full proposal and completing a rapid proof of concept or custom demonstration, before the customer places an order with us. Customers may also initially purchase a limited number of licenses before expanding their implementations. Larger customers may purchase our software products as part of multiple simultaneous purchasing decisions, which may result in additional unplanned administrative processing and other delays in the recognition of our license revenues. If revenues forecasted from a specific customer for a particular quarter are not realized or are delayed to another quarter, we may experience an unplanned shortfall in revenues, which could significantly and adversely affect our operating results.

We May Not Achieve Our Anticipated Revenues if Large Software and Service Orders Expected in a Quarter Are Not Placed or Are Delayed

Although we license our software to numerous customers in any quarter, a single customer often represents more than 10% of our quarterly revenues. No one customer represented more than 10% of our total revenues for the three months ended December 28, 2002. We expect that revenues from large orders will continue to represent a large percentage of our total revenues in future

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

quarters. A customer may determine to increase its number of licenses and expand its implementation of our software throughout its organization and to its customers, suppliers and other business partners only after a successful initial implementation. Therefore, the timing of these large orders is often unpredictable. If any large order anticipated for a particular quarter is not realized, delayed to another quarter or significantly reduced, we may experience an unplanned shortfall in revenues, which could significantly and adversely affect our operating results.

If Our Existing Customers Do Not License Additional Software Products From Us, We May Not Achieve Growth in Our Revenues

Our customers' initial implementations of our software often include a limited number of licenses. Customers may subsequently add licenses as they expand the implementations of our products throughout their enterprises or add software applications designed for specific functions. Therefore, it is important that our customers are satisfied with their initial product implementations. If we do not increase licenses to existing customers, we may not be able to achieve growth in our revenues.

Our Restructuring Programs May Not Achieve Our Desired Results and We May Therefore Continue to Incur Operating Losses

We implemented restructuring programs in October 2001 and October 2002. The primary objectives of our restructuring programs have been to reduce our operating expenses in order to align our operations and cost structure with market conditions. These programs included reductions in our workforce, reductions in the use of independent contractors, closure of certain facilities and termination of certain contracts. These workforce reductions could impact the productivity of our remaining employees, including those directly responsible for sales and services, which may negatively affect our future revenues. In addition, the failure to retain and effectively manage our remaining employees could increase our costs and negatively affect our sales and services operations and our ability to attain revenue goals. Failure to achieve the desired results of our restructuring programs could result in continued operating losses.

Our Services Revenues and Operating Results May Be Adversely Affected if We Are Not Able to Maintain the Billing and Utilization Rates for Our Professional Services Personnel

The billing rates we charge for our professional services and the utilization, or chargeability, of our professional services personnel are significant components of our services revenues, gross margin and operating results. Our billing rates are affected by a number of factors, including the introduction of new services or products by our competitors, the pricing policies of our competitors, demand for professional services and general economic conditions. Our utilization rates are also affected by a number of factors, including seasonal trends, our ability to transition employees from completed engagements to new engagements and our ability to forecast demand of our professional services and thereby maintain an appropriate headcount. Many of the above factors are beyond our control. Accordingly, if we are not able to maintain the rates we charge for our professional services or an appropriate utilization for our professional services personnel, our service revenues and gross margin are likely to decline, which would adversely affect our operating results.

We Occasionally Perform Professional Services Engagements on a Fixed-Price Basis, Which Could Cause a Decline in Our Gross Margins

We occasionally perform professional services engagements on a fixed-price basis. Prior to performing a fixed-price professional services engagement, we estimate the amount of work involved for the project. However, we may underestimate the amount of time or resources required to complete an engagement, and we may not be able to charge the customer for the additional work performed. If we do not correctly estimate the amount of time or resources required for an engagement and we are not able to charge the customer for the additional work performed, our gross margins would decline.

Our Future Success Is Uncertain Because We Have Significantly Changed Our Product Line

We shipped the first application within our Value Chain Portfolio of applications in October 2000, and we recently began to offer three targeted PLM solutions. Our strategy is to develop new applications for use in product lifecycle management and to combine them with our eMatrix product collaboration platform, MatrixOne Application Exchange Framework and enterprise interoperability products to create PLM solutions. Our new business focus and strategy may not be successful. In addition, because we have only recently begun to focus our business on the development, license and marketing of our application software and PLM solutions, we may have limited insight into trends that may emerge and affect our business. We face the many challenges, risks and difficulties frequently encountered by companies transitioning to a new product line and using a new business strategy in a rapidly evolving market. If we are unable to successfully implement our business strategy, our operating results will suffer.

We May Not Achieve Anticipated Revenues if Market Acceptance of Our Software Does Not Continue

We believe that revenues from licenses of our software, together with revenues from related professional services, training and maintenance and customer support services, will account for substantially all of our revenues for the foreseeable future. Our future financial performance will depend on market acceptance of our software, including our application and integration products, and any upgrades or enhancements that we may make to our products in the future. As a result, if our software does not achieve and maintain widespread market acceptance, we may not achieve anticipated revenues. In addition, if our competitors release new products that are superior to our software, demand for our products may not accelerate and could decline. If we are unable to increase the number and scope of our integration and application products or ship or implement any upgrades or enhancements to our products when planned, or if the introduction of upgrades or enhancements causes customers to defer orders for our existing products, we also may not achieve anticipated revenues.

The Market for Our PLM Software Is Newly Emerging and Rapidly Changing and Demand for PLM Software May Not Evolve and Could Decline

The market for PLM software is rapidly changing. We cannot be certain that this market will continue to develop and grow or that companies will choose to use our products rather than attempting to develop alternative platforms and applications internally or through other sources. If we fail to establish a significant base of customer references, our ability to market and license our products successfully may be reduced. Companies that have already invested substantial resources in other methods of sharing information during the design, manufacturing and supply process may be reluctant to adopt new technology or infrastructures that may replace, limit or compete with their existing systems or methods. We expect that we will continue to need to pursue intensive marketing and selling efforts to educate prospective customers about the uses and benefits of our products. Therefore, demand for and market acceptance of our software products is subject to a high level of uncertainty.

If We Are Not Successful in Developing New Products and Services that Keep Pace with Technology, Our Operating Results Will Suffer

The market for our software is characterized by rapid technological advances, changing customer needs and evolving industry standards. Accordingly, to realize our expectations regarding our operating results, we depend on our ability to:

     . develop, in a timely manner, new software products and services that keep pace with developments in technology;

     .    meet evolving customer requirements; and

     . enhance our current product and service offerings and deliver those products and services through appropriate distribution channels.

We may not be successful in developing and marketing, on a timely and cost-effective basis, either enhancements to our products or new products that respond to technological advances and satisfy increasingly sophisticated customer needs. If we fail to introduce new products, our operating results will suffer. In addition, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and our business could be materially harmed.

Due to the Weak Global Economy, our Customers May Experience Financial Difficulties and May Represent a Credit Risk

Due to the weak global economy and the uncertainty relating to the prospects for near-term global economic growth, some of our customers may experience financial difficulties and may represent a credit risk to us. If our customers, especially those with limited operating histories and limited access to capital, experience financial difficulties or fail to experience commercial success, we may have difficulty collecting our accounts receivable and be required to record additional allowances for doubtful accounts, which will increase our operating expenses.

We Will Not Succeed Unless We Can Compete in Our Markets

The markets in which we offer our software and services are intensely competitive and rapidly changing. Furthermore, we expect competition to intensify, given the newly emerging nature of the market for PLM software and consolidation in the software industry in general. We will not succeed if we cannot compete effectively in these markets. Competitors vary in size and in the scope and breadth of the products and services they offer. Many of our actual or potential competitors have significant advantages over us, including, without limitation:

     .    larger and more established selling and marketing capabilities;

     . significantly greater financial and engineering personnel and other resources;

     .    greater name recognition and a larger installed base of customers; and

     . well-established relationships with our existing and potential customers, systems integrators, complementary technology vendors and alliance partners.

As a result, our competitors may be in a stronger position to respond quickly to new or emerging technologies and changes in customer requirements. Our competitors may also be able to devote greater resources to the development, promotion and sale of their products and services than we can. Accordingly, we may not be able to maintain or expand our revenues if competition increases and we are unable to respond effectively.

As competition in the PLM software market intensifies, new solutions will come to market. Our competitors may package their products in a manner that may discourage customers from licensing our software. Also, current and potential competitors may establish cooperative relationships among themselves or with third parties or adopt aggressive pricing policies to gain market share. Consolidation in the industry also results in larger competitors that may have significant combined resources with which to compete against us. Increased competition could result in reductions in price and revenues, lower profit margins, loss of customers and loss of market share. Any one of these factors could materially and adversely affect our business and operating results.

Our Revenues Could Decline if We Do Not Develop and Maintain Successful Relationships with Systems Integrators and Complementary Technology Vendors

We pursue business alliances with systems integrators and complementary technology vendors to endorse our software, implement our software, provide customer support services, promote and resell products that integrate with our products and develop industry-specific software products. These alliances provide an opportunity to license our products to our alliance partners' installed customer bases. In many cases, these parties have established relationships with our existing and potential customers and can influence the decisions of these customers. We rely upon these companies for recommendations of our products during the evaluation stage of the purchasing process, as well as for implementation and customer support services. A number of our competitors have strong relationships with these systems integrators and complementary technology vendors who, as a result, may be more likely to recommend our competitors' products and services. In addition, some of our competitors have relationships with a greater number of these systems integrators and complementary technology vendors and, therefore, have access to a broader base of enterprise customers. If we are unable to establish, maintain and strengthen these relationships, we will have to devote substantially more resources to the selling and marketing, implementation and support of our products. Our efforts may not be as effective as these systems integrators and complementary technology vendors, which could significantly harm our operating results.

Our International Operations Expose Us to Business Risks Which Could Cause Our Operating Results to Suffer

Our operations outside North America accounted for approximately 37.5% of our total revenues for the six months ended December 28, 2002 and 33.9% and 26.9% of our total revenues for fiscal 2002 and 2001, respectively. Export sales from the U.S. accounted for approximately 9.7% of our total revenues for the six months ended December 28, 2002 and 3.5% and 3.9% of our total revenues for fiscal 2002 and 2001, respectively. Many of our customers have operations in numerous locations around the globe. In order to attract, retain and service multi-national customers, we have to maintain strong direct and indirect sales and support organizations in Europe and Asia/Pacific. Our ability to penetrate international markets may be impaired by resource constraints and our ability to hire qualified personnel in foreign countries. We face a number of risks associated with conducting business internationally, which could negatively impact our operating results, including, without limitation:

     . difficulties relating to the management, administration and staffing of a globally-dispersed business;

     . longer sales cycles associated with educating foreign customers on the benefits of our products and services;

     . longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

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

     . difficulties in providing customer support for our products in multiple time zones;

     .    currency fluctuations and exchange rates;

     .    limitations on repatriation of earnings of our foreign operations;

     .    the burdens of complying with a wide variety of foreign laws;

     . reductions in business activity during the summer months in Europe and certain other parts of the world;

     .    multiple and possibly overlapping tax structures;

     . negative tax consequences such as withholding taxes and employer payroll taxes;

     .    language barriers;

     .    the need to consider numerous international product characteristics;

     .    different accounting practices;

     .    import/export duties and tariffs, quotas and controls;

     .    complex and inflexible employment laws;

     .    economic or political instability in some international markets; and

     .    conflicting international business practices.

We believe that expansion into new international markets will be necessary for our future success. Therefore, a key aspect of our strategy is to continue to expand our presence in foreign markets. We may not succeed in our efforts to enter new international markets. If we fail to do so, we may not be able to maintain existing levels of revenues and promote growth in our revenues. This international expansion may be more difficult or time-consuming than we anticipate. It is also costly to establish and maintain international facilities and operations and promote our products internationally. Thus, if revenues from international activities do not offset the expenses of establishing and maintaining foreign operations, our operating results will suffer.

Future Acquisitions May Negatively Affect Our Ongoing Business Operations and Our Operating Results

We may expand our operations or market presence by acquiring or investing in complementary businesses, products or technologies that complement our business, increase our market coverage, enhance our technical capabilities or otherwise offer opportunities for growth. These transactions create risks such as:

     . difficulty assimilating the operations, technology, products and personnel we acquire;

     .    disruption of our ongoing business;

     .    diversion of management's attention from other business concerns;

     . one-time charges and expenses associated with amortization of purchased intangible assets; and

     .    potential dilution to our stockholders.

Our inability to address these risks could negatively impact our operating results. Moreover, any future acquisitions, even if successfully completed, may not generate any additional revenues or provide any benefit to our business.

We Depend on Licensed Third-Party Technology, the Loss of Which Could Result in Increased Costs of or Delays in Licensing Our Products

We license technology from several companies on a non-exclusive basis that is integrated into many of our products. We also license certain integration products from third parties. We anticipate that we will continue to license technology from third parties in the future. This software may not continue to be available on commercially reasonable terms, or at all. Some of the software we license from third parties would be difficult and time-consuming to replace. The loss of any of these technology licenses could result in delays in the licensing of our products until equivalent technology, if available, is identified, licensed and integrated. In addition, the effective implementation of our products may depend upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products may prevent the implementation or impair the functionality of our products, delay new product introductions or injure our reputation.

If Systems Integrators Are Not Available or Fail to Perform Adequately, Our Customers May Suffer Implementation Delays and a Lower Quality of Customer Service, and We May Incur Increased Expenses

Systems integrators often are retained by our customers to implement our products. If experienced systems integrators are not available to implement our products, we will be required to provide these services internally, and we may not have sufficient resources to meet our customers' implementation needs on a timely basis. Use of our professional services personnel to implement our products would also increase our expenses. In addition, we cannot control the level and quality of service provided by our current and future implementation partners. If these systems integrators do not perform to the satisfaction of our customers, our customers could become dissatisfied with our products, which could adversely affect our business and operating results.

We May Not Be Able to Increase Revenues if We Do Not Expand Our Sales and Distribution Channels

We will need to expand our direct and indirect global sales operations in order to increase market awareness and acceptance of our software and generate increased revenues. We market and license our products directly through our sales organization and indirectly through our global alliance partner and distributor network. Our ability to increase our global direct sales organization will depend on our ability to recruit, train and retain sales personnel with advanced sales skills and technical knowledge. Competition for qualified sales personnel is intense in our industry. In addition, it may take up to nine months for a new sales person to become fully productive. If we are unable to hire or retain qualified sales personnel, or if newly hired sales personnel fail to develop the necessary skills or reach productivity more slowly than anticipated, we may have difficulty licensing our products, and we may experience a shortfall in anticipated revenues.

In addition, we believe that our future success is dependent upon expansion of our indirect global distribution channel, which consists of our relationships with a variety of systems integrators, complementary technology vendors and distributors. We cannot be certain that we will be able to maintain our current relationships or establish relationships with additional distribution partners on a timely basis, or at all. Our distribution partners may not devote adequate resources to promoting or selling our products and may not be successful. In addition, we may also face potential conflicts between our direct sales force and third-party reselling efforts. Any failure to expand our indirect global distribution channel or increase the productivity of this distribution channel could result in lower than anticipated revenues.

We Depend on Our Key Personnel to Manage Our Business Effectively, and if We Are Unable to Retain Key Personnel, Our Ability to Compete Could Be Harmed

Our ability to implement our business strategy and our future success depends largely on the continued services of our executive officers and other key engineering, sales, marketing and support personnel who have critical industry or customer experience and relationships. None of our key personnel, other than Mark F. O'Connell, our President and Chief Executive Officer, is bound by an employment agreement. We do not have key-man life insurance on any of our employees. The loss of the technical knowledge and management and industry expertise of any of these key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could materially and adversely affect our operating results. In addition, our future performance depends upon our ability to attract and retain highly qualified sales, engineering, marketing, services and managerial personnel, and there is intense competition for such personnel. If we do not succeed in retaining our personnel or in attracting new employees, our business could suffer significantly.

If We Are Unable to Obtain Additional Capital as Needed in the Future, Our Business May Be Adversely Affected and the Market Price for Our Common Stock Could Significantly Decline

We have been unable to fund our operations using cash generated from our business operations and have financed our operations principally through the sale of securities. We may need to raise additional debt or equity capital to fund an expansion of our operations, to enhance our products and services, or to acquire or invest in complementary products, services, businesses or technologies. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and

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

privileges superior to those of holders of our Common Stock. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available on terms favorable to us, our business may be adversely affected and the market price for our Common Stock could significantly decline.

Our Products May Contain Defects that Could Harm Our Reputation, Be Costly to Correct, Delay Revenues and Expose Us to Litigation

Despite testing by us, our alliance partners and our customers, errors may be found in our products after commencement of commercial shipments. We and our customers have from time to time discovered errors in our software products. In the future, there may be additional errors and defects in our software. If errors are discovered, we may not be able to successfully correct them in a timely manner or at all. Errors and failures in our products could result in loss of or delay in market acceptance of our products and damage to our reputation and our ability to convince commercial users of the benefits of our products. In addition, we may need to make significant expenditures of capital resources in order to eliminate errors and failures. Since our products are used by customers for mission-critical applications, errors, defects or other performance problems could also result in financial or other damages to our customers, who could assert warranty and other claims for substantial damages against us. Although our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, it is possible that such provisions may not be effective or enforceable under the laws of certain jurisdictions. In addition, our insurance policies may not adequately limit our exposure with respect to such claims. A product liability claim, even if unsuccessful, would be costly and time-consuming to defend and could harm our business.

Our Business May be Adversely Affected by Securities Class Action Litigation

On April 19, 2002, a consolidated amended class action complaint was filed in the U.S. District Court for the Southern District of New York. The complaint, which supersedes five virtually identical complaints that had been filed from July 24, 2001 to September 5, 2001, names as defendants the Company, two of our officers, and certain underwriters involved in our initial public offering of Common Stock ("IPO"). The complaint is allegedly brought on behalf of purchasers of our Common Stock during the period from February 29, 2000 to December 6, 2000 and asserts, among other things, that our IPO prospectus and registration statement violated federal securities laws because they contained material misrepresentations and/or omissions regarding the conduct of our IPO underwriters in allocating shares in our IPO to the underwriters' customers, and that the Company and the two named officers engaged in fraudulent practices with respect to this underwriters' conduct. Pursuant to a stipulation between the parties, the Company's two named officers were dismissed from the lawsuit, without prejudice, on October 9, 2002. The action seeks damages, fees and costs associated with the litigation, and interest. We understand that various plaintiffs have filed substantially similar lawsuits against over three hundred other publicly traded companies in connection with the underwriting of their initial public offerings. We and our officers and directors believe that the allegations in the complaint are without merit and intend to contest them vigorously. The Company, along with the three hundred plus other publicly-traded companies that have been named in substantially similar lawsuits, filed a motion to dismiss the complaint on July 15, 2002. The court heard oral argument on this motion on November 1, 2002. The litigation process is inherently uncertain and unpredictable, however, and there can be no guarantee as to the ultimate outcome of this pending lawsuit. Even if successfully defended, this lawsuit could result in significant expense to us and the diversion of our management and technical resources, which may have a material adverse effect on our operating results.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the price of its securities. Due to the volatility of our stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business, which could have a material adverse effect on our business and operating results.

Failure to Protect Our Intellectual Property Could Harm Our Name Recognition Efforts and Ability to Compete Effectively

Currently, we rely on a combination of trademarks, copyrights and common law safeguards, including trade secret protection to protect our intellectual property rights. To protect our intellectual property rights in the future, we intend to rely on a combination of patents, trademarks, copyrights and common law safeguards, including trade secret protection. We also rely on restrictions on use, confidentiality and nondisclosure agreements and other contractual arrangements with our employees, affiliates, customers, alliance partners and others. The protective steps we have taken may be inadequate to deter misappropriation of our intellectual property and proprietary information. A third party could obtain our proprietary information or develop products or technology competitive with ours. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. We have registered some of our trademarks in the U.S. and abroad and have other trademark and patent applications pending or in preparation. Effective patent, trademark, copyright and trade secret protection may not be available in every country in which we offer or intend to offer our products and services to the same extent as in the U.S. Failure to adequately protect our intellectual property could harm or even destroy our brands and impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful.

We Could Incur Substantial Costs Defending Our Intellectual Property from Claims of Infringement

The software industry is characterized by frequent litigation regarding copyright, patent and other intellectual property rights. We may be subject to future litigation based on claims that our products infringe the intellectual property rights of others or that our own intellectual property rights are invalid. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry grows and the functionality of products overlaps. Claims of infringement could require us to reengineer or rename our products or seek to obtain licenses from third parties in order to continue offering our products. Licensing or royalty agreements, if required, may not be available on terms acceptable to us or at all. Even if successfully defended, claims of infringement could also result in significant expense to us and the diversion of our management and technical resources.

Our Stock Price Has Been and May Continue to be Volatile Which May Lead to Losses by Stockholders

The trading price of our Common Stock has been highly volatile and has fluctuated significantly in the past. During the three months ended December 31, 2002, our stock price fluctuated between a low sales price of $1.80 per share and a high sales price of $5.68 per share. During fiscal 2002, our stock price fluctuated between a low sales price of $3.75 per share and a high sales price of $21.80 per share. We believe that the price of our Common Stock may continue to fluctuate significantly in the future in response to a number of events and factors relating to our Company, our competitors, the market for our products and services and the global economy, many of which are beyond our control, such as:

     .    variations in our quarterly operating results;

     . changes in financial estimates and recommendations by securities analysts;

     .    changes in market valuations of software companies;

     . announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

     . loss of a major customer or failure to complete significant business transactions;

     .    additions or departures of key personnel;

     . the threat of additional litigation by current or former employees, customers, and shareholders;

     . sales of a substantial number of shares of our Common Stock in the public market by existing shareholders;

     .    sales of Common Stock or other securities by us in the future; and

     .    news relating to trends in our markets.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme volatility. This volatility has often been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our operating performance.

Anti-Takeover Provisions in Our Organizational Documents and Delaware Law Could Prevent or Delay a Change in Control of Our Company

Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These provisions may also prevent changes in our management. These provisions include, without limitation:

     .    authorizing the issuance of undesignated preferred stock;

     . providing for a classified board of directors with staggered, three-year terms;

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

     . requiring super-majority voting to effect certain amendments to our certificate of incorporation and bylaws;

     .    limiting the persons who may call special meetings of stockholders;

     .    prohibiting stockholder action by written consent; and

     . establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

     Certain provisions of Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

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                                OFFER TO EXCHANGE

1.  Eligibility.

You are eligible to participate in the offer to exchange if you are an employee of MatrixOne or one of its subsidiaries as of February 3, 2003 and you remain employed by us or one of our subsidiaries through March 5, 2003 (or any extended expiration date.) However, all of our Directors and all of our executive officers are not eligible to participate in the offer to exchange. Our Directors and executive officers are listed in Section 11 ("Interests of Directors and Officers; Transactions and Arrangements Concerning the Options") of this Offer to Exchange.

To receive a New Replacement Option in exchange for your tendered Eligible Options, however, you must also remain employed by us or one of our subsidiaries through the New Replacement Option Grant Date. We expect to grant the New Replacement Options at the first meeting of the Compensation Committee of the Board of Directors of the Company following September 7, 2003 (at least six months and one day after the date on which we cancel the tendered Eligible Options accepted for exchange), which is not expected to be later than September 19, 2003, unless the offer is extended. If, for any reason, you do not remain an employee of MatrixOne or one of our subsidiaries through the New Replacement Option Grant Date, you will not receive your cancelled Eligible Options back, any New Replacement Options or any other consideration in exchange for your Eligible Options that have been tendered, accepted for exchange and cancelled. This means that if you quit, with or without good reason, or die or we or a successor entity terminates your employment, with or without cause, before the New Replacement Option Grant Date, you will receive nothing for the Eligible Options that you tendered and which were cancelled.

Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, your employment with MatrixOne or one of our subsidiaries will remain "at-will" and can be terminated by you or us at any time, with or without cause, reason or notice and nothing in this offer modifies or changes that. Nothing in this Offer to Exchange shall be construed to give any person the right to remain in the employ of the Company or any of its subsidiaries or to affect the right of the Company or any of its subsidiaries to terminate the employment of any person at any time, with or without cause, to the extent permitted by law. Nothing in this Offer to Exchange should be considered a contract or guarantee of wages or compensation and the relationship between the Company or its subsidiary and each employee is unchanged by this Offer to Exchange and this offer.

2.  Number of Eligible Options; Expiration Date.

Upon the terms and subject to the conditions of the offer, we are offering to exchange Eligible Options that are properly tendered, and are not validly withdrawn, before the expiration date for New Replacement Options in substitution therefore. All options outstanding under the 1987 Plan have an exercise price of less than $5.00 per share and were granted prior to August 1, 2002, and, therefore, are not eligible to participate in the offer.

Each option grant that you elect to tender must be for the entire portion that is outstanding and unexercised. We are not accepting partial tenders of option grants. However, you may elect to tender the remaining portion of an option that you have partially exercised, as long as it is tendered as to all unexercised shares subject to that option grant. You may elect to tender one or more of your option grants or none of your option grants, but as to any particular option grant you must elect either to tender for exchange all of the unexercised shares subject to such grant or none of the shares for that particular grant.

Due to potential unfavorable accounting consequences, if you elect to tender any of your Eligible Options, you will be required to also tender for exchange all options granted to you on or after August 1, 2002, regardless of the option's exercise price. For example, if you received an option grant in January 2000 and a grant in August 2002 and you want to tender your January 2000 option grant, you also would be required to tender your August 2002 option grant, even if the August 2002 option grant had an exercise price of less than $5.00 per share. If you attempt to tender some of your Eligible Options but do not include all of the options granted to you on or after August 1, 2002, your entire tender will be rejected.

In exchange for any Eligible Options tendered by an option holder that are accepted for exchange and cancelled by us, except as noted below, the option holder will receive New Replacement Options exercisable for a number of shares of Common Stock based on the number of shares of Common Stock underlying the Eligible Options and the exercise price of the Eligible Options, determined in accordance with the following Exchange Ratios:

                                                          Exchange Ratio (New Replacement Options for
              Exercise Price of Options Tendered                        Eligible Options)
              ----------------------------------          -------------------------------------------
                        $ 4.99  or less                             Not applicable
                        $ 5.00 - $ 9.99                                 4 for 5
                        $10.00 - $19.99                                 3 for 5
                        $20.00  or more                                 2 for 5

If you tender any Eligible Option for exchange, you will be required to also tender all options granted to you since August 1, 2002, regardless of the option's exercise price. If an option granted since August 1, 2002 has an exercise price of less than $5.00 per share, it will be replaced with one New Replacement Option for every one option tendered for exchange. For each option granted since August 1, 2002 with an exercise price of $5.00 or greater per share, it will be replaced in accordance with the Exchange Ratios provided above.

The number of shares of Common Stock you will have the right to purchase under your New Replacement Options will be rounded up to the nearest whole share and will be subject to adjustment for stock splits, stock dividends and similar events that occur after the tendered Eligible Options are canceled but before the New Replacement Option Grant Date. All New Replacement Options will be granted from the same option plan as the Eligible Options tendered for exchange, however, you must sign a new option agreement before receiving a New Replacement Option. The form of option agreements under the 1996 Plan and the 1999 Plan are attached as exhibits and/or incorporated by reference to the Tender Offer Statement on Schedule TO with which this Offer to Exchange has been filed.

The expiration date for the Offer to Exchange will be 5:00 P.M., Eastern Standard Time, on March 5, 2003, unless we extend the offer. We may, in our sole discretion, extend the period of time during which the offer will remain open, in which event the expiration date shall refer to the latest time and date at which the extended offer expires. See Section 16 of this Offer to Exchange for a description of our rights to extend, terminate or amend the offer.

3.   Purpose of the Offer.

We have historically issued options to purchase shares of our Common Stock to:

     . provide our eligible employees with additional performance incentives and to promote the success of our business; and

     . encourage our eligible employees to continue their employment with MatrixOne.

We are making this offer because we believe that stock options motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to our success. The offer provides our eligible employees a valuable incentive to stay with us and continue to work to promote the success of our business. A considerable number of our employees have outstanding options, vested and unvested, that have exercise prices higher than the current and recent trading prices of our Common Stock, which options commonly are referred to as being "underwater." By making this offer to exchange Eligible Options for New Replacement Options that will have an exercise price per share equal to the closing sales price per share of our Common Stock on the New Replacement Option Grant Date (or such higher price as mandated by local law for jurisdictions outside the U.S.), we intend to provide our eligible employees with the benefit of holding options that over time may have a greater potential to increase in value than the Eligible Options. We believe this will create better performance and retention incentives for employees and thereby increase shareholder value. However, because we will not grant New Replacement Options until the first meeting of the Compensation Committee of the Board of Directors of the Company following September 7, 2003 (at least six months and one day after the date on which we cancel the tendered Eligible Options accepted for exchange), which is not expected to be later than September 19, 2003, unless the offer is extended, the New Replacement Options could have a higher exercise price than some or all of your Eligible Options.

We chose to make this offer instead of simply granting more options for a number of reasons. Because of the large number of "underwater" Eligible Options, granting additional options covering the same number of shares of Common Stock as the Eligible Options would have a severe negative impact on our dilution and our net income per share. Additionally, we have a limited number of options remaining that we may grant without seeking additional stockholder approval, and we believe we need to keep these options available for ongoing grants, new hires and new members of the Company's Board of Directors.

Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in our filings with the SEC, we presently have no plans, proposals or negotiations that relate to or would result in:

     . any extraordinary transaction, such as a merger, reorganization or liquidation involving MatrixOne or any of our subsidiaries;

     . any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries (other than in the ordinary course of business);

     . any material change in our present dividend policy or in our indebtedness or capitalization;

     . any change in our present Board of Directors or management, including a change in the number or term of directors or to fill any existing vacancies on the Board of Directors (other than the expansion of the Board of Directors to accommodate the appointment of an audit committee financial expert to the Board of Directors to comply with the Sarbanes-Oxley Act of 2002) or any change in an executive officer's material terms of employment;

     .    any other material change in our corporate structure or business;

     . our Common Stock being delisted from the Nasdaq National Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

     . our Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     . the suspension of our obligation to file reports pursuant to Section 13(d) of the Exchange Act;

     . the acquisition by any person of an additional amount of our securities or the disposition by any person of an amount of our securities, other than in connection with our stock option and purchase plans; or

     . any change in our charter, bylaws or other governing documents, or any actions that may impede the acquisition of control of us by any person.

Neither our Board of Directors nor the management of the Company makes any recommendation as to whether you should accept this offer and tender your Eligible Options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and the Disclosure Documents and to consult your own investment and tax advisors. You must make your own decision whether to elect to tender your Eligible Options for exchange.

4.   Procedures for Electing to Tender Eligible Options.

Proper election to tender Eligible Options.

Regardless of whether you accept or reject the offer, you must properly complete and sign the Election Form in accordance with its instructions, and fax, mail or hand deliver it, to Bonnie Legere, Stock Option Plan Administrator, at MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, fax number (978) 589-5702. We will not accept delivery by e-mail. To assist you in properly filling out the Election Form, we will provide you with a list of your option grants. Bonnie Legere must receive your properly completed Election Form before 5:00 P.M., Eastern Standard Time, on March 5, 2003. If we extend the offer beyond March 5, 2003, you must deliver the Election Form to Bonnie Legere before the extended expiration date.

In the event you fail to complete and return your Election Form prior to the expiration of the offer, your Eligible Options will remain outstanding subject to their original terms and you will be deemed to have elected not to participate in the exchange.

If you elect to tender any Eligible Options in this offer, you must also elect to tender all options granted to you on or after August 1, 2002, regardless of the option's exercise price. If you submit an Election Form but fail to list any options granted on or after August 1, 2002 that are required to be tendered for exchange, your entire tender will be rejected.

If you submit an Election Form to tender Eligible Options and then decide that you would like to elect to tender additional Eligible Options, you must submit a new, properly completed and executed Election Form to Bonnie Legere before the expiration date. This new Election Form must list all of the Eligible Options that you wish to tender for exchange, because your original Election Form will no longer be valid.

The delivery of all documents, including Election Forms and any other documents required to be submitted, is at your choice and risk. If delivery is by mail, we recommend registered mail, properly insured and with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. We intend to confirm by e-mail the receipt of your Election Form and any other documents within two business days of our receipt. If you have not received such a confirmation of receipt from us, it is your responsibility to ensure that your Election Form and other documents have been received by us. If you do not receive confirmation from us and you do not call us to confirm our receipt of your documents, then your election to participate in the offer will not be deemed to be effective.

Our receipt of your Election Form is not by itself an acceptance of the Eligible Options tendered for exchange. For purposes of the offer, we will be deemed to have accepted Eligible Options tendered for exchange that are validly tendered and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of Eligible Options for exchange. We may issue this notice by press release or e-mail. Eligible Options accepted for exchange will be cancelled on the first business day following the expiration date, which we currently expect to be March 5, 2003, unless we extend the offer in our sole discretion.

Determination of validity; rejection of Eligible Options; waiver of defects; no obligation to give notice of defects.

We will determine, in our sole discretion, all questions as to the form of documents and the validity, form and eligibility, including time of receipt and acceptance, of any tendered Eligible Options. Our determination of these matters will be final and binding on all parties. We reserve the absolute right to reject any Election Form or any tendered Eligible Options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will make a decision either to accept all properly tendered Eligible Options that are not validly withdrawn or to reject them all on the business day after the offer expires. Notwithstanding any other provision of the offer, we will not be required to accept any Eligible Options tendered for exchange and we may terminate or amend the offer, or postpone our acceptance and cancellation of any Eligible Options tendered, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after February 3, 2003 and before the expiration date, our Board of Directors determines that any of the events enumerated as conditions of this offer in Section 7 of this Offer to Exchange has occurred, and, in the reasonable judgment of our Board of Directors, the occurrence of such event makes it inadvisable for us to proceed with the offer to accept Eligible Options tendered. We also reserve the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular Eligible Options or for any particular option holder, regardless of whether similar defects or irregularities are waived in the case of other option holders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give you notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our sole discretion.

Our acceptance constitutes an agreement.

Your tender of Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of the offer. Our acceptance of your Eligible Options tendered for exchange by you pursuant to the offer will constitute a binding agreement between you and us upon the terms and subject to the conditions of this offer.

Subject to our rights to extend, terminate or amend the offer, we currently expect that we will accept all properly tendered Eligible Options that have not been validly withdrawn for termination promptly following the expiration of the offer.

5.   Withdrawal Rights and Change of Election.

You may withdraw any Eligible Options that you previously tendered for exchange only in accordance with the provisions of this Section 5.

You may withdraw your tendered Eligible Options at any time before 5:00 P.M., Eastern Standard Time, on March 5, 2003. If we extend the offer beyond that time, you may withdraw your tendered Eligible Options at any time prior to the extended expiration date. If we have not accepted your tendered Eligible Options for exchange by April 1, 2003, which is after the anticipated expiration of this offer and after the expiration of 40 business days from the commencement of this offer, you may withdraw your tendered Eligible Options at any time thereafter.

To validly withdraw some or all of your tendered Eligible Options, you must properly complete and sign the Withdrawal Form in accordance with its instructions, and fax, mail or hand deliver it to Bonnie Legere in accordance with the procedures listed in Section 4 above, prior to the expiration date, while you still have the right to withdraw the Eligible Options. We will not accept delivery by e-mail.

If you have withdrawn tendered Eligible Options by submitting a Withdrawal Form, you may not rescind this withdrawal, and any Eligible Options that you withdraw will be deemed not properly tendered for purposes of the offer. You must instead properly re-elect to tender those Eligible Options by submitting a new Election Form to Bonnie Legere before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new Election Form must be signed and dated after your original Election Form and after your Withdrawal Form, be properly completed, and list all of the Eligible Options you wish to tender for exchange, since upon submission of a new Election Form, your original Election Form and Withdrawal Form will no longer be valid.

If you do not wish to withdraw any Eligible Options tendered for exchange from the offer, but would like to elect to tender additional Eligible Options for exchange, you must submit a new Election Form to Bonnie Legere before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new Election Form must be signed and dated after your original Election Form, be properly completed, and list all of the Eligible Options you wish to tender for exchange. Your submission of a new Election Form will automatically invalidate in its entirety any previous Election Form that you submitted.

We will determine, in our sole discretion, all questions as to the form of documents and the validity, form and eligibility, including time of receipt, of Withdrawal Forms and new Election Forms. Our determination of these matters will be final and binding on all parties. We reserve the absolute right to reject any Withdrawal Form that we determine are not in appropriate form. Neither we nor any other person is obligated to give you notice of any defects or irregularities in any Withdrawal Form or any new Election Form, nor will anyone incur any liability for failure to give any notice.

The delivery of all documents, including any Withdrawal Forms and any new Election Forms, is at your choice and risk. If delivery is by mail, we recommend registered mail, properly insured and with return receipt requested. In any case, sufficient time should be allowed to ensure timely delivery. We intend to confirm by e-mail the receipt of your Withdrawal Form and/or any new Election Form within two business days of our receipt. If you have not received such a confirmation of receipt from us, it is your responsibility to ensure that your Withdrawal Form and/or any new Election Form has been received by us. If you do not receive confirmation from us and you do not call us to confirm our receipt of your Withdrawal and/or any new Election Form, then the Withdrawal or new Election Form will not be deemed to be effective.

6. Acceptance of Eligible Options for Exchange and Issuance of New Replacement Options.

Subject to the terms and conditions of this offer, if your Eligible Options are validly tendered by you for exchange and not properly withdrawn, these Eligible Options will be accepted by us and cancelled on the first business day following March 5, 2003 (or any extended expiration date). For purposes of the offer, we will be deemed to have accepted Eligible Options tendered for exchange that are validly tendered and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of Eligible Options for exchange. We may issue this notice by press release or e-mail. Subject to our rights to extend, terminate or amend the offer discussed in
Section 16 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration date all properly tendered Eligible Options that are not validly withdrawn.

Once the Eligible Options are accepted by us and cancelled, you no longer will have any rights with respect to those Eligible Options. If Eligible Options are properly tendered and accepted for exchange and cancellation, we expect to grant New Replacement Options at the first meeting of the Compensation Committee of the Board of Directors following September 7, 2003 (at least six months and one day after the date on which we cancel the tendered Eligible Options accepted for exchange) which is not expected to be later than September 19, 2003, unless the offer is extended. If the offer is extended, then the New Replacement Option Grant Date would also be later.

In exchange for tendered Eligible Options that are accepted for exchange and cancelled by us, except as noted below, the option holder will receive New Replacement Options exercisable for a number of shares of Common Stock based on the number of shares of Common Stock underlying the Eligible Options and the exercise price of the Eligible Options, determined in accordance with the following Exchange Ratios:

                                                          Exchange Ratio (New Replacement Options for
              Exercise Price of Options Tendered                        Eligible Options)
              ----------------------------------          -------------------------------------------
                        $ 4.99   or less                             Not applicable
                        $ 5.00 - $ 9.99                                 4 for 5
                        $10.00 - $19.99                                 3 for 5
                        $20.00   or more                                2 for 5

If you tender any Eligible Option for exchange, you will be required to also tender all options granted to you since August 1, 2002, regardless of the option's exercise price. If an option granted since August 1, 2002 has an exercise price of less than $5.00 per share, it will be replaced with one New Replacement Option for every one option tendered for exchange. For each option granted since August 1, 2002 with an exercise price of $5.00 or greater per share, it will be replaced in accordance with the Exchange Ratios provided above.

Fractional shares will be rounded up to the nearest whole share. The number of shares of Common Stock underlying your New Replacement Options will also be adjusted for stock splits, stock dividends and similar events that occur after the tendered Eligible Options are cancelled but before the New Replacement Option Grant Date.

If, for any reason, you are not an employee of MatrixOne or one of our subsidiaries from the date you tender Eligible Options through the New Replacement Option Grant Date, you will not receive any New Replacement Options or other consideration in exchange for your Eligible Options that were tendered and cancelled pursuant to this offer, nor will you have any rights to the Eligible Options you tendered that were cancelled.

If we accept and cancel Eligible Options you tender for exchange in the offer, we will defer granting to you any other options for which you otherwise may be eligible before the New Replacement Option Grant Date. We will not grant you any New Replacement Options until at least six months and one day after any of your tendered Eligible Options have been cancelled to avoid incurring compensation expense against our net income as a result of accounting rules that could apply to these interim option grants as a result of the offer.

You are not required to accept the offer; it is completely voluntary. However, if you choose to tender any Eligible Options for exchange, you must tender all options granted to you on or after August 1, 2002, regardless of the option's exercise price. With respect to your other Eligible Options, you may choose to tender one option grant in its entirety and not tender another. However, you may not make a tender of less than all of a particular outstanding option grant. For example, if you have received, in each case prior to August 1, 2002, two eligible option grants, you may choose to tender neither of these option grants, both of these option grants, or one of these option grants. However, if you wish to tender an option grant, you may not tender anything less than the entire option grant to the extent outstanding. If you choose to tender any Eligible Options for exchange, you will be required to indicate in the Election Form the particular option grants you are tendering, including the required option grants on or after August 1, 2002. It is very important to be sure to list all options granted on or after August 1, 2002 on your Election Form as being tendered in the offer, because if such grants are not included, your entire tender will be rejected.

If a change of control of MatrixOne occurs prior to the expiration of the offer, whether pursuant to an acquisition, merger, consolidation or other similar transaction, you may withdraw your tendered Eligible Options and retain the rights afforded you under the existing agreements evidencing those Eligible Options.

If a change of control of MatrixOne occurs after your Eligible Options have been accepted by us and cancelled but prior to the New Replacement Option Grant Date, then we will negotiate with the acquiring entity to honor the option exchange program; however, there is no assurance that the acquiring entity will, in fact, honor the exchange program. However, the type of security and the number of shares employees receive for each Eligible Option tendered and cancelled would be adjusted based on the purchase price paid for MatrixOne in the acquisition or the exchange ratio in a merger or consolidation. Such New Replacement Options would have an exercise price equal to the fair market value of the acquiror's stock on the New Replacement Option Grant Date or such higher price as may be mandated by local law for employees in countries other than the U.S. As a result of this adjustment, you may receive options for more or fewer shares of the acquiror's securities than the number of shares subject to the Eligible Options that you tendered or the number of shares you would have received pursuant to a New Replacement Option if no change of control had occurred.

A change of control transaction would not accelerate the grant date of the New Replacement Options to be granted pursuant to this offer. Regardless of any such acquisition, merger or consolidation, the New Replacement Option Grant Date will be at least six months and one day after the expiration date. Consequently, you may not be able to exercise your New Replacement Options until after the effective date of the acquisition, merger or consolidation.

You should also be aware that any acquisition, merger or consolidation could significantly affect the price of our Common Stock, including potentially substantially increasing the price of our Common Stock. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our Common Stock associated with the New Replacement Options. The exercise price of the New Replacement Options granted to you after the announcement of an acquisition, merger or consolidation of MatrixOne would reflect any appreciation in our stock price that may result from the announcement, and could therefore exceed the exercise price of your Eligible Options. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate. In addition, your New Replacement Options may be exercisable for stock of the acquiror, not MatrixOne Common Stock, while option holders who decide not to participate in this offer could exercise their options before the effective date of the acquisition, merger or consolidation and sell their MatrixOne Common Stock before the effective date.

Finally, if another company acquires, merges with or consolidates with us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the grant of the New Replacement Options under this option exchange. Termination of your employment for this or any other reason before the New Replacement Options are granted means that you will receive neither New Replacement Options nor any other compensation for your cancelled Eligible Options.

The exercise price per share of the New Replacement Options will be equal to the closing sales price per share of our Common Stock as reported on the Nasdaq National Market on the New Replacement Option Grant Date or such higher price as may be mandated by local law for jurisdictions outside of the U.S.

Eligible Options that you choose not to tender for exchange or that we do not accept for exchange will retain their current exercise price, vesting schedule and will remain outstanding until they expire in accordance with their terms.

7.   Conditions of the Offer.

Notwithstanding any other provision of the offer, we will not be required to accept any Eligible Options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any Eligible Options tendered for exchange, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after February 3, 2003 and before the expiration date, our Board of Directors determines that any of the following events has occurred:

         (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the offer, the acquisition of some or all of the Eligible Options tendered for exchange, the issuance of New Replacement Options or otherwise relates in any manner to the offer or (ii) in our reasonable judgment, could materially and adversely affect our or our subsidiaries' business, condition (financial or other), income, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of our subsidiaries;

         (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or to us or any of our subsidiaries, by any court or any authority, agency, stock exchange (including for this purpose the Nasdaq National Market) or tribunal that, in our reasonable judgment, would or might directly or indirectly:

                (i) make the acceptance for exchange of, or issuance of New Replacement Options for, some or all of the tendered Eligible Options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relate in any manner to the offer;

                (ii) delay or restrict our ability, or render us unable to accept for exchange, or issue New Replacement Options for, some or all of the Eligible Options tendered for exchange;

                (iii) materially impair the contemplated benefits of the offer to us; or

                (iv) materially and adversely affect our or our subsidiaries' business, condition (financial or other), income, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of our subsidiaries;

         (c) there shall have occurred:

                (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

                (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.;

                (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the U.S., including terrorist or other non-governmental attacks; or

                (iv) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions in the U.S.;

         (d) there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could require us for financial reporting purposes to record compensation expense against our net income in connection with the offer;

         (e) a tender or exchange offer for any or all of our common stock, or any merger, business combination or other similar transaction proposal involving us, shall have been proposed, announced or made by any person;

         (f) (i) any entity, person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our Common Stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the SEC on or before February 3, 2003), (ii) any such entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC on or before February 3, 2003 shall have acquired or proposed to acquire beneficial shares of our Common Stock, or (iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our assets or securities; or

         (g) any change or changes shall have occurred in our or our subsidiaries' business, financial condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may have material adverse significance to us or our subsidiaries.

The conditions to the offer are for our sole benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our sole discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights shall not be deemed a waiver of any other right. Any determination we make concerning the events described in this
Section 7 will be final and binding upon all persons.

Additional conditions of the offer include, but are not limited to:

..    each participant must be an employee of MatrixOne or one of its subsidiaries from February 3, 2003 through to and including March 5, 2003 (or any extended expiration date); and

..    in general, only Eligible Options that have an exercise price of at least
     $5.00 per share are eligible to participate in the offer.

8.   Price Range of Common Stock Underlying the Options.

Our Common Stock is quoted on the Nasdaq National Market under the symbol "MONE." The following table shows, for the periods indicated, the high and low sales prices per share of our Common Stock as reported on the Nasdaq National Market.

                                                         High             Low

Fiscal year ended June 28, 2003:
         First quarter .............................    $ 7.43          $ 3.26
         Second quarter ............................    $ 5.68          $ 1.80
         Third quarter (through January 30, 2003) ..    $ 5.25          $ 3.95

Fiscal year ended June 29, 2002:
         First quarter .............................    $21.80          $ 5.00
         Second quarter ............................    $13.98          $ 3.75
         Third quarter .............................    $16.95          $ 8.48
         Fourth quarter ............................    $ 9.72          $ 4.87

Fiscal year ended June 30, 2001:
         First quarter .............................    $49.38          $23.88
         Second quarter ............................    $39.88          $10.25
         Third quarter .............................    $36.06          $13.25
         Fourth quarter ............................    $27.56          $10.25

On January 30, 2003, the closing sale price of our Common Stock, as reported on the Nasdaq National Market, was $4.25 per share. We recommend that you evaluate current market quotations for our Common Stock, among other factors, before deciding whether to participate in the offer.

9.   Source and Amount of Consideration; Terms of New Replacement Options.

Consideration.

We will issue New Replacement Options in exchange for Eligible Options properly tendered for exchange and accepted by us for such exchange and cancelled. Each New Replacement Option will be granted under the same option plan as the Eligible Options tendered for exchange, namely either the 1996 Plan or the 1999 Plan. We are making this offer based upon the terms and subject to the conditions set forth in this Offer to Exchange and the Disclosure Documents. All New Replacement Options will be subject to a new stock option agreement between you and us. Subject to the terms and conditions of the offer, upon our acceptance and cancellation of your properly tendered Eligible Options, you will be entitled to receive a New Replacement Option to purchase a number of shares of our Common Stock, provided that you are still an employee of MatrixOne or one of its subsidiaries on the New Replacement Option Grant Date.

Except as noted below, the option holder will receive New Replacement Options exercisable for a number of shares of Common Stock based on the number of shares of Common Stock underlying the Eligible Options and the exercise price of the Eligible Options, determined in accordance with the following Exchange Ratios:

                                                          Exchange Ratio (New Replacement Options for
              Exercise Price of Options Tendered                        Eligible Options)
              ----------------------------------          -------------------------------------------
                        $ 4.99   or less                             Not applicable
                        $ 5.00 - $ 9.99                                 4 for 5
                        $10.00 - $19.99                                 3 for 5
                        $20.00   or more                                2 for 5

If you tender any Eligible Option for exchange, you will be required to also tender all options granted to you since August 1, 2002, regardless of the option's exercise price. If an option granted since August 1, 2002 has an exercise price of less than $5.00 per share, it will be replaced with one New Replacement Option for every one option tendered for exchange. For each option granted since August 1, 2002 with an exercise price of $5.00 or greater per share, it will be replaced in accordance with the Exchange Ratios provided above.

Fractional shares will be rounded up to the nearest whole share. The number of shares of Common Stock underlying your New Replacement Options will be adjusted for stock splits, stock dividends and similar events that occur after the tendered Eligible Options are cancelled but before the New Replacement Option Grant Date.

If we receive and accept tenders from eligible employees of all Eligible Options, upon the terms and subject to the conditions of this offer, we would cancel options to purchase a total of 4,494,823 shares of our Common Stock (approximately 9.4% of the total shares of our Common Stock outstanding as of January 30, 2003) and would issue New Replacement Options to purchase a total of 2,853,893 shares of our Common Stock (approximately 6.0% of the total shares of our Common Stock outstanding as of January 30, 2003).

Terms of New Replacement Options.

Each New Replacement Option will be granted under either the 1996 Plan or the 1999 Plan, depending upon what plan the Eligible Option being tendered was granted under. All New Replacement Options will be subject to a new option agreement between you and us, which you must sign before receiving your New Replacement Options. The terms and conditions of the New Replacement Options will vary from the terms and conditions of the Eligible Options tendered for exchange. The vesting schedule of your New Replacement Options will differ from the vesting schedule of your Eligible Options. Each New Replacement Option will vest over a 30-month period, measured from the New Replacement Option Grant Date, at a rate of 1/10th of the option grant amount at the end of each three month period you remain an employee of the Company or one of its subsidiaries. The terms of the New Replacement Options also provide that any unvested options outstanding upon an acquisition will be accelerated by 24 months. All New Replacement Options will be granted as non-statutory stock options, even if the tendered Eligible Option was an incentive stock option.

In addition, you should note that because we will not grant New Replacement Options until the first meeting of the Compensation Committee of the Board of Directors following September 7, 2003 (at least six months and one day after the date on which we cancel the tendered Eligible Options accepted for exchange), which is not expected to be later than September 19, 2003, unless the offer is extended, your New Replacement Option may have a higher exercise price than some or all of the Eligible Options that you tendered for exchange.

The following description summarizes the material terms of our 1996 Plan and 1999 Plan. Our statements in this Offer to Exchange concerning these plans and the New Replacement Options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of the applicable plan, the forms of option agreement under the plan and the form of option agreement for the New Replacement Options. Copies of each of the 1996 Plan and 1999 Plan, as well as the option agreements relating to each plan, and the form of option agreement for the New Replacement Options are attached as exhibits to the Tender Offer Statement on Schedule TO.

Third Amended and Restated 1996 Stock Plan

As of January 30, 2003, the number of shares of Common Stock available for future issuance under our 1996 Plan was 698,353 shares. The 1996 Plan permits the granting of both incentive stock options and non-statutory stock options. If the Eligible Options you tender for exchange were originally issued under the 1996 Plan, then the New Replacement Options you are granted pursuant to this offer also will be issued under the 1996 Plan.

General Terms of the Plan.

The 1996 Plan is administered by the Board of Directors or a committee appointed by the Board of Directors, which we refer to herein as the administrator. Subject to the restrictions and limitations set forth in the 1996 Plan, the administrator has the power to determine the terms and conditions of the options granted, including the exercise price, the number of shares subject to the option and the exercisability of the options.

Term.

Options generally have a term of 10 years. Subject to the terms and conditions of the applicable option agreement, all New Replacement Options to be granted through this offer will have a term of 10 years and will expire on the 10th anniversary of the New Replacement Option Grant Date.

Termination of Employment Before the New Replacement Option Grant Date.

If, for any reason, you do not remain an employee of MatrixOne or one of our subsidiaries through the New Replacement Option Grant Date, you will not receive any New Replacement Options or any other consideration in exchange for your tendered and cancelled Eligible Options, nor will you have any rights to any Eligible Options that were tendered and cancelled pursuant to this offer. This means that if you quit, with or without good reason, or die, or we or a successor entity terminates your employment, with or without cause, before the New Replacement Option Grant Date, you will receive nothing for the Eligible Options that you tendered and which were cancelled.

Termination of Employment After the New Replacement Option Grant Date.

Under the 1996 Plan, in the event that either you or we terminate your employment after receiving a New Replacement Option for any reason other than death or permanent and total disability, you may exercise your option no later than the earlier of (a) the time specified in your option agreement or (b) 60 days after termination, but only to the extent that you are entitled to exercise it at termination. If your employment terminates because of your disability or death, you or your personal representatives, heirs or legatees generally may exercise any option held by you on the date of your termination, to the extent that it was exercisable immediately before termination, within the time specified in your option agreement, or if no time is specified, within 180 days following termination.

Exercise Price.

Generally, the administrator determines the exercise price at the time the option is granted. The exercise price per share of the New Replacement Options will be equal to 100% of the fair market value of our Common Stock on the New Replacement Option Grant Date, as determined by the closing sales price per share of our Common Stock as reported on the Nasdaq National Market on the New Replacement Option Grant Date, or such higher price as may be mandated by local law for jurisdictions outside the U.S. Accordingly, we cannot predict the exercise price of the New Replacement Options. Your New Replacement Options may have a higher exercise price than some or all of your Eligible Options.

If you are a tax resident of Italy, the exercise price will be equal to the higher of (i) the last reported sale price of the Common Stock on the Nasdaq National Market on the trading day immediately preceding the New Replacement Option Grant Date, and (ii) the arithmetic average of the last reported sale price of the Common Stock on the Nasdaq National Market for the trading days in the 30 calendar-day period preceding the New Replacement Option Grant Date.

If you are a tax resident of France, the exercise price will be equal to the higher of (i) the last reported sale price of the Common Stock on the Nasdaq National Market on the trading day immediately preceding the New Replacement Option Grant Date, and (ii) 80% of the arithmetic average of the fair market value (equal to the middle market quotation of the Common Stock on the Nasdaq National Market) of the Common Stock for the last 20 trading days preceding the New Replacement Option Grant Date.

Vesting and Exercise.

Each stock option agreement specifies the date on which the option becomes exercisable. The administrator determines the terms of vesting. The New Replacement Options will vest over a 30-month period, measured from the New Replacement Option Grant Date, at the rate of 1/10/th/ of the option grant amount at the end of each three month period you remain an employee of the Company or one of its subsidiaries.

Adjustments Upon Certain Events.

Events Occurring before the New Replacement Option Grant Date.

If a change of control of MatrixOne occurs prior to the expiration of the offer, whether pursuant to an acquisition, merger, consolidation or other similar transaction, you may withdraw your tendered Eligible Options and retain the rights afforded you under the existing agreements evidencing those Eligible Options.

If a change of control of MatrixOne occurs after your Eligible Options have been accepted by us and cancelled but prior to the New Replacement Option Grant Date, then we will negotiate with the acquiring entity to honor the option exchange program; however, there is no assurance that the acquiring entity will, in fact, honor the exchange program. However, the type of security and the number of shares employees receive for each Eligible Option tendered and cancelled would be adjusted based on the purchase price paid for MatrixOne in the acquisition or the exchange ratio in a merger or consolidation. Such New Replacement Options would have an exercise price equal to the fair market value of the acquiror's stock on the New Replacement Option Grant Date or such higher price as may be mandated by local law for employees in countries other than the U.S. As a result of this adjustment, you may receive options for more or fewer shares of the acquiror's securities than the number of shares subject to the Eligible Options that you tendered or the number of shares you would have received pursuant to a New Replacement Option if no change of control had occurred.

A change of control transaction would not accelerate the grant date of the New Replacement Options to be granted pursuant to this offer. Regardless of any such acquisition, merger or consolidation, the New Replacement Option Grant Date will be at least six months and one day after the expiration date. Consequently, you may not be able to exercise your New Replacement Options until after the effective date of the acquisition, merger or consolidation.

You should also be aware that any acquisition, merger or consolidation could significantly affect the price of our Common Stock, including potentially substantially increasing the price of our Common Stock. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our Common Stock associated with the New Replacement Options. The exercise price of the New Replacement Options granted to you after the announcement of an acquisition, merger or consolidation of MatrixOne would reflect any appreciation in our stock price that may result from the announcement, and could therefore exceed the exercise price of your Eligible Options. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate. In addition, your New Replacement Options may be exercisable for stock of the acquiror, not MatrixOne Common Stock, while option holders who decide not to participate in this offer could exercise their options before the effective date of the acquisition, merger or consolidation and sell their MatrixOne Common Stock before the effective date.

Finally, if another company acquires, merges with or consolidates with us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the grant of the New Replacement Options under this option exchange. Termination of your employment for this or any other reason before the New Replacement Options are granted means that you will receive neither New Replacement Options nor any other compensation for your cancelled Eligible Options.

If a change in our capitalization, such as a stock split, stock dividend or other similar event, occurs after the tendered Eligible Options are cancelled but before the New Replacement Option Grant Date, an appropriate adjustment will be made to the number of shares subject to each option and the exercise price per share, but without any change in the aggregate purchase price.

Events Occurring after the New Replacement Option Grant Date.

If a change in our capitalization, such as a stock split, stock dividend or other similar event, occurs after the New Replacement Option Grant Date, an appropriate adjustment will be made to the number of shares subject to each option and the exercise price per share, but without any change in the aggregate purchase price.

In the event of a proposed dissolution or liquidation of MatrixOne, your options will terminate immediately prior to the consummation of the dissolution or liquidation, or at such other time prior to such event as determined by the administrator.

The 1996 Plan provides that if we merge or are consolidated with another corporation, if our property or stock is acquired by another corporation, or if we liquidate, separate or reorganize MatrixOne, each option may be assumed by the successor corporation or an equivalent option right, shares or other consideration equivalent to the consideration payable with respect to the outstanding common stock in connection with the event may be substituted for the option by our Board of Directors or the successor corporation as appropriate. If an option is not so assumed or substituted for, the administrator must either notify the optionee that the option must be exercised within a specified number of days of the date of the notice, and the option will terminate upon the expiration of such period, or terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the option over the exercise price of the shares.

Transferability of Options.

New Replacement Options may not be assigned or transferred, other than by will, by the laws of descent and distribution, pursuant to a valid domestic relations order or for certain estate planning purposes. In the event of your death, any person who acquires the right to exercise the option by bequest or inheritance may exercise vested options.

Registration of Shares Underlying Options.

All of the shares of Common Stock issuable under the 1996 Plan are or will be registered under the Securities Act of 1933, as amended (the "Securities Act"), on registration statements on Form S-8 filed with the SEC. Unless you are one of our affiliates, you will be able to sell the shares of Common Stock issuable upon exercise of your New Replacement Options free of any transfer restrictions under applicable U.S. securities laws.

U.S. Federal Income Tax Consequences.

If you are a U.S. citizen or resident or are otherwise subject to the tax laws in the U.S., you should refer to Section 14 of this Offer to Exchange for a discussion of the material U.S. federal income tax consequences of the exchange of Eligible Options pursuant to this offer. If you are a U.S. citizen or resident or are otherwise subject to the tax laws in the U.S., but are also subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We recommend that you consult with your own advisors to discuss the consequences to you of this offer to exchange.

Income Tax Consequences Outside the U.S.

If you are a resident of or are otherwise subject to the tax laws in a country outside the U.S., you should refer to Section 15 of this Offer to Exchange for a discussion of the income tax consequences of electing to exchange Eligible Options and the New Replacement Options, as well as the consequences of accepting or rejecting the New Replacement Options under this offer to exchange. If you are subject to the tax laws of one of these countries, but also are subject to the tax laws of another country, you should be aware that there may be other tax and social insurance consequences that may apply to you. We recommend that you consult with your own advisors to discuss the consequences to you of this offer to exchange.

Amended and Restated 1999 Stock Plan

As of January 30, 2003, the number of shares of Common Stock available for future issuance under our 1999 Plan was 491,829 shares. The 1999 Plan permits the granting of both incentive stock options and non-statutory stock options. If the Eligible Options you tender for exchange were originally issued under the 1999 Plan, then the New Replacement Options you are granted pursuant to this offer also will be issued under the 1999 Plan.

General Terms of the Plan.

The 1999 Plan is administered by the Board of Directors or a committee appointed by the Board of Directors, which we refer to herein as the administrator. Subject to the restrictions and limitations set forth in the 1999 Plan, the administrator has the power to determine the terms and conditions of the options granted, including the exercise price, the number of shares subject to the option and the exercisability of the options.

Term.

Subject to the terms and conditions of the applicable option agreement, all New Replacement Options to be granted through this offer will have a term of 10 years and will expire on the 10/th/ anniversary of the New Replacement Option Grant Date.

Termination of Employment Before the New Replacement Option Grant Date.

If, for any reason, you do not remain an employee of MatrixOne or one of our subsidiaries through the New Replacement Option Grant Date, you will not receive any New Replacement Options or any other consideration in exchange for your tendered and cancelled Eligible Options, nor will you have any rights to any Eligible Options that were tendered and cancelled pursuant to this offer. This means that if you quit, with or without good reason, or die, or we or a successor entity terminates your employment, with or without cause, before the New Replacement Option Grant Date, you will receive nothing for the Eligible Options that you tendered and which were cancelled.

Termination of Employment After the New Replacement Option Grant Date.

Under the 1999 Plan, in the event that either you or we terminate your employment after receiving a New Replacement Option for any reason other than for cause, death or permanent and total disability, you may exercise your option no later than the earlier of (a) the time specified in your option agreement or
(b) three months after termination, but only to the extent that you are entitled to exercise it at termination. If you are terminated for cause no further installments of your option shall become exercisable. If your employment terminates because of your disability or death, you or your personal representatives, heirs or legatees generally may exercise any option held by you on the date of your termination, to the extent that it was exercisable immediately before termination, no later than the earlier of (a) the time specified in your option agreement or (b) within 180 days following termination.

Exercise Price.

Generally, the administrator determines the exercise price at the time the option is granted. The exercise price per share of the New Replacement Options will be equal to 100% of the fair market value of our Common Stock on the New Replacement Option Grant Date, as determined by the closing sales price per share of our Common Stock as reported on the Nasdaq National Market on the New Replacement Option Grant Date, or such higher price as may be mandated by local law for jurisdictions outside the U.S. Accordingly, we cannot predict the exercise price of the New Replacement Options. Your New Replacement Options may have a higher exercise price than some or all of your Eligible Options.

If you are a tax resident of Italy, the exercise price will be equal to the higher of (i) the last reported sale price of the Common Stock on the Nasdaq National Market on the trading day immediately preceding the New Replacement Option Grant Date, and (ii) the arithmetic average of the last reported sale price of the Common Stock on the Nasdaq National Market for the trading days in the 30 calendar-day period preceding the New Replacement Option Grant Date.

If you are a tax resident of France, the exercise price will be equal to the higher of (i) the last reported sale price of the Common Stock on the Nasdaq National Market on the trading day immediately preceding the New Replacement Option Grant Date, and (ii) 80% of the arithmetic average of the fair market value (equal to the middle market quotation of the Common Stock on the Nasdaq National Market) of the Common Stock for the last 20 trading days preceding the New Replacement Option Grant Date.

Vesting and Exercise.

Each stock option agreement specifies the date on which the option becomes exercisable. The administrator determines the terms of vesting. The New Replacement Options will vest over a 30-month period, measured from the New Replacement Option Grant Date, at the rate of 1/10/th/ of the option grant amount at the end of each three month period you remain an employee of the Company or one of its subsidiaries.

Adjustments Upon Certain Events.

Events Occurring before the New Replacement Option Grant Date.

If a change of control of MatrixOne occurs prior to the expiration of the offer, whether pursuant to an acquisition, merger, consolidation or other similar transaction, you may withdraw your tendered Eligible Options and retain the rights afforded you under the existing agreements evidencing those Eligible Options.

If a change of control of MatrixOne occurs after your Eligible Options have been accepted by us and cancelled but prior to the New Replacement Option Grant Date, then we will negotiate with the acquiring entity to honor the option exchange program; however, there is no assurance that the acquiring entity will, in fact, honor the exchange program. However, the type of security and the number of shares employees receive for each Eligible Option tendered and cancelled would be adjusted based on the purchase price paid for MatrixOne in the acquisition or the exchange ratio in a merger or consolidation. Such New Replacement Options would have an exercise price equal to the fair market value of the acquiror's stock on the New Replacement Option Grant Date or such higher price as may be mandated by local law for employees in countries other than the U.S. As a result of this adjustment, you may receive options for more or fewer shares of the acquiror's securities than the number of shares subject to the Eligible Options that you tendered or the number of shares you would have received pursuant to a New Replacement Option if no change of control had occurred.

A change of control transaction would not accelerate the grant date of the New Replacement Options to be granted pursuant to this offer. Regardless of any such acquisition, merger or consolidation, the New Replacement Option Grant Date will be at least six months and one day after the expiration date. Consequently, you may not be able to exercise your New Replacement Options until after the effective date of the acquisition, merger or consolidation.

You should also be aware that any acquisition, merger or consolidation could significantly affect the price of our Common Stock, including potentially substantially increasing the price of our Common Stock. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our Common Stock associated with the New Replacement Options. The exercise price of the New Replacement Options granted to you after the announcement of an acquisition, merger or consolidation of MatrixOne would reflect any appreciation in our stock price that may result from the announcement, and could therefore exceed the exercise price of your Eligible Options. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate. In addition, your New Replacement Options may be exercisable for stock of the acquiror, not MatrixOne Common Stock, while option holders who decide not to participate in this offer could exercise their options before the effective date of the acquisition, merger or consolidation and sell their MatrixOne Common Stock before the effective date.

Finally, if another company acquires, merges with or consolidates with us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the grant of the New Replacement Options under this option exchange. Termination of your employment for this or any other reason before the New Replacement Options are granted means that you will receive neither New Replacement Options nor any other compensation for your cancelled Eligible Options.

If a change in our capitalization, such as a stock split, stock dividend or other similar event, occurs after the tendered Eligible Options are cancelled but before the New Replacement Option Grant Date, an appropriate adjustment will be made to the number of shares subject to each option and the exercise price per share, but without any change in the aggregate purchase price.

Events Occurring after the New Replacement Option Grant Date.

If a change in our capitalization, such as a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin off, split up or other similar event, occurs after the New Replacement Option Grant Date, an appropriate adjustment will be made to the number of shares subject to each option and the exercise price per share in such a manner as is determined by the administrator.

The 1999 Plan provides that if we are acquired by another company then the unvested portions of outstanding option grants shall become accelerated by a period of 24 months, and each option shall either be assumed by the successor corporation or substituted with equivalent options rights or, if an option is not so assumed or substituted for, the administrator must either notify the optionee that the option must be exercised within a specified number of days of the date of the notice, and the option will terminate upon the expiration of such period, or terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the option over the exercise price of the shares.

Transferability of Options.

New Replacement Options may not be sold, assigned, transferred, pledged or otherwise encumbered other than by will, by the laws of descent and distribution, pursuant to a valid domestic relations order or for certain estate planning purposes. In the event of your death, any person who acquires the right to exercise the option by bequest or inheritance may exercise vested options.

Registration of Shares Underlying Options.

All of the shares of Common Stock issuable under the 1999 Plan are or will be registered under the Securities Act on registration statements on Form S-8 filed with the SEC. Unless you are one of our affiliates, you will be able to sell the shares of Common Stock issuable upon exercise of your New Replacement Options free of any transfer restrictions under applicable U.S. securities laws.

U.S. Federal Income Tax Consequences.

If you are a U.S. citizen or resident or are otherwise subject to the tax laws in the U.S., you should refer to Section 14 of this Offer to Exchange for a discussion of the material U.S. federal income tax consequences of the exchange of Eligible Options pursuant to this offer. If you are a U.S. citizen or resident or are otherwise subject to the tax laws in the U.S., but are also subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We recommend that you consult with your own advisors to discuss the consequences to you of this offer to exchange.

Income Tax Consequences Outside the U.S.

If you are a resident of or are otherwise subject to the tax laws in a country outside the U.S., you should refer to Section 15 of this Offer to Exchange for a discussion of the income tax consequences of electing to exchange Eligible Options and the New Replacement Options, as well as the consequences of accepting or rejecting the New Replacement Options under this offer to exchange. If you are subject to the tax laws of one of these countries, but also are subject to the tax laws of another country, you should be aware that there may be other tax and social insurance consequences that may apply to you. We recommend that you consult with your own advisors to discuss the consequences to you of this offer to exchange.

10.  Information Concerning MatrixOne.

MatrixOne is a provider of collaborative product lifecycle management ("PLM") solutions. Our solutions enable companies from a broad range of industries to accelerate product innovation and time-to-market by collaboratively developing, building, and managing products. Our interoperable solutions bring together people, processes, content, and systems throughout global value chains of employees, customers, suppliers, and partners to achieve a competitive advantage by bringing the right products and services to market cost-effectively. By unifying and streamlining processes across the product lifecycle, companies can easily work on projects within and outside of their enterprises. In addition, our technology enables companies to adapt and scale quickly to address their ever-changing business requirements.

Our principal executive offices are located at 210 Littleton Road, Westford, MA, 01886, USA, and our telephone number at that address is (978) 589-4000. Questions regarding this offer should be directed to Bonnie Legere at MatrixOne at telephone number: (978) 589-4065. Our Common Stock is traded on the Nasdaq National Market under the symbol "MONE."

The financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2002 filed with the SEC on September 26, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2002 filed with the SEC on November 8, 2002 are incorporated herein by reference. Please see Section 18 of this Offer to Exchange entitled, "Financial Statements and Additional Information," for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value of $2.86 per share at December 28, 2002.

11. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

The executive officers and Directors of MatrixOne and their positions and offices as of January 30, 2003, are set forth in the following table:

         Name                        Position and Offices Held
         ----                        -------------------------
         Mark F. O'Connell           Chief Executive Officer, President and Director
         Maurice L. Castonguay       Chief Financial Officer, Senior Vice President of Finance and
                                     Administration and Treasurer
         John C. Fleming             Senior Vice President of Worldwide Marketing
         Donald W. Hunt              Senior Vice President of Worldwide Field Operations
         David W. McNelis            Vice President of Engineering
         Michael Segal               Senior Vice President of Customer Success
         Jane E. Seitz               Senior Vice President of Human Resources
         Sam Zawaideh                Vice President of Products and Solutions
         W. Patrick Decker           Director
         Daniel J. Holland           Director
         James F. Morgan             Director
         Charles R. Stuckey, Jr      Director

The information set forth on pages 10-11 ("Employment Agreements and Change of Control Arrangements") of our definitive Proxy Statement on Schedule 14A filed with the SEC on September 27, 2002 is incorporated herein by reference. The business address of each executive officer and Director is: c/o MatrixOne, Inc., 210 Littleton Road, Westford, MA, 01886, USA. Based on information obtained from
T. Rowe Price Associates, Inc.'s Amendment No. 2 to Schedule 13G filed with the SEC on February 22, 2002, T. Rowe Price Associates, Inc. beneficially owns 4,786,222 shares of our Common Stock representing 10.0% of our outstanding shares of Common Stock as of January 30, 2003. T. Rowe Price Associates, Inc.'s business address is 100 East Pratt Street, Baltimore, MD 21202.

Directors and executive officers may not participate in this offer. Also, none of our affiliates will participate in this offer. As of January 30, 2003, our executive officers and Directors as a group beneficially owned options outstanding under our 1996 Plan and our 1999 Plan to purchase a total of 5,896,298 shares of our Common Stock, which represented approximately 56.1% of the shares of Common Stock subject to all options outstanding under the 1996 Plan and 1999 Plan. No executive officer or Director was granted new options or exercised existing options during the past 60 days before and including January 30, 2003.

Because they are not eligible to participate in this offer, the aggregate number and percentage of Eligible Options beneficially owned by executive officers, Directors, and persons controlling the corporation is 0 and 0%, respectively.

Officers who are not executive officers may participate in this offer on the same basis as other employees eligible to participate in the offer.

12. Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer.

Eligible Options we accept pursuant to the offer will be cancelled and the shares of Common Stock underlying those Eligible Options will be returned to the pool of shares available for reservation for issuance upon the exercise of such New Replacement Options under the 1996 Plan or the 1999 Plan. To the extent such shares are not fully reserved for issuance upon exercise of the New Replacement Options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our Common Stock is then quoted or listed.

We believe that we will not incur any compensation expense solely as a result of the transactions contemplated by the offer because we will not grant any New Replacement Options until a business day that is at least six months and one day after the date that we accept and cancel Eligible Options tendered for exchange in accordance with the terms of this offer, and the exercise price per share of all New Replacement Options will be equal to the closing sales price per share of our Common Stock as reported on the Nasdaq National Market on the New Replacement Option Grant Date or such higher price as may be mandated by local law for jurisdictions outside of the U.S.

If we were to grant any options to any option holder tendering Eligible Options in the offer before the scheduled New Replacement Option Grant Date, our grant of those options to such tendering option holder would be treated for financial reporting purposes as a variable award to the extent that the number of shares of Common Stock subject to the New Replacement Options is equal to or less than the number of shares of Common Stock subject to the option holder's tendered Eligible Options. In this event, we would be required for financial reporting purposes to record as compensation expense each fiscal quarter until the New Replacement Options were exercised, terminated, forfeited or otherwise expired the amount by which the market value of the shares of Common Stock underlying the New Replacement Options exceeds the exercise price of the New Replacement Options. This compensation expense would accrue as a variable accounting charge to our net income over the period when the New Replacement Options are outstanding. We would have to adjust this compensation expense periodically during the option term based on increases or decreases in the market value of the shares of Common Stock underlying the New Replacement Options.

13.  Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance and cancellation of tendered Eligible Options and the issuance of New Replacement Options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency (domestic or foreign) or any Nasdaq listing requirements, that would be required for the issuance of the New Replacement Options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. However, we are unable to predict whether we will be required to delay the acceptance of tendered Eligible Options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered Eligible Options for exchange and cancellation and to issue New Replacement Options for tendered Eligible Options is subject to the conditions described in Section 7 of this Offer to Exchange.

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

If we are prohibited by applicable laws or regulations from granting New Replacement Options on the New Replacement Option Grant Date, we will not grant any New Replacement Options. Except as described below, we are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the New Replacement Option Grant Date, we will not grant any New Replacement Options and you will not receive any other compensation for the Eligible Options you tendered which were cancelled pursuant to the offer.

14.  Material U.S. Federal Income Tax Consequences.

The following is a general summary of certain U.S. federal income tax consequences of the exchange of Eligible Options pursuant to this offer to exchange. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, treasury regulations promulgated thereunder and administrative rulings and judicial decisions as of the date of the offer, all of which are subject to change, possibly on a retroactive basis.

This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders and expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or U.S. gift and estate tax laws. This summary applies to you only if you are an individual who is a citizen or resident of the U.S., including an individual who is a lawful permanent resident of the U.S. or who meets the "substantial presence" test under Section 7701(b) of the Code. Moreover, this summary is provided for general informational purposes only. We have not discussed whether an option holder will be entitled to a foreign tax credit or a deduction for foreign taxes. We are not in a position to provide tax advice and we recommend that you consult with your own tax advisor to determine the tax consequences to you of this offer and the exchange of Eligible Options pursuant to this offer.

Special considerations may apply to employees located outside of the U.S., including Australia, Canada, France, Germany, Italy, Japan, The Netherlands, Singapore, Taiwan and the United Kingdom. In such countries, the application of local taxation rules may be different, relative to the U.S. federal income tax treatment, and may include the imposition of taxes upon the grant of the New Replacement Options. If you are an employee located outside of the U.S., you should consult with your own tax advisor to determine the tax consequences of the offer, and the exchange of Eligible Options pursuant to the offer, under the laws of the country in which you live, work or are otherwise subject to taxation. Please see Section 15 ("Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees") for a more detailed discussion of the potential tax consequences of participation in this offer.

U.S. Federal Income Tax Consequences of the Offer and the Exchange of Eligible Options Pursuant to the Offer. Subject to the foregoing, if you exchange Eligible Options for New Replacement Options, we believe that you will not be required under current law to recognize income for U.S. federal income tax purposes either at the time of the cancellation of your Eligible Options, or upon the grant of New Replacement Options.

Your New Replacement Options will be granted as non-statutory stock options. Eligible Options that you choose not to tender for exchange or that we do not accept for exchange will remain outstanding in accordance with their terms. Employees who hold eligible incentive stock options granted to them under the 1996 Plan or the 1999 Plan should note that the IRS may characterize our offer as a "modification" of those incentive stock options, even if such employees decline the offer. In general, if a holder of an existing incentive stock option is granted any additional benefits following the date of grant of the option, the option is deemed to be "modified" for U.S. federal income tax purposes. When an incentive stock option is "modified," the option is treated as re-granted on the modification date. On the modification date, the option is tested to determine whether it meets the tax requirements applicable to incentive stock options generally. One of the requirements of incentive stock options is that the exercise price of the option cannot be less than the fair market value of the shares underlying the option on the date of grant. Another requirement is that no person may receive a number of incentive stock options that become exercisable for the first time in any calendar year which, when aggregated with all other incentive stock options first becoming exercisable in that calendar year, would permit the holder to purchase a number of shares of stock having a value (determined as of the date the option was granted) in excess of $100,000. If our offer to you results in a modification of your eligible incentive stock options and your modified options fail to satisfy the incentive stock option requirements, such options will be treated as non-statutory stock options.

Even if your options satisfy the incentive stock option requirements, however, certain adverse consequences could apply to your options if such options are "modified" for tax purposes. For example, one of the benefits of an incentive stock option is that, provided that the shares acquired upon exercise of an incentive stock option are held beyond the later of two years from the date of the option grant and one year from the date of option exercise (and the option holder is not subject to the alternative minimum tax), any gain recognized when such shares are sold is generally taxed at long-term capital gain tax rates. Because a modified incentive stock option is treated as re-granted on the date of the modification, employees whose options are modified as a result of our offer, and whose options meet the incentive stock option requirements on the date of the modification, will start new holding periods under these rules.

We recommend that you consult your own tax advisor prior to deciding whether to participate in the offer to determine the tax status of options that remain outstanding and the tax consequences of exercising such options and disposing of shares received upon exercise.

U.S. Federal Income Tax Consequences of Holding Incentive Stock Options. Upon the grant or exercise of an incentive stock option, you do not recognize any income for U.S. federal income tax purposes, except to the extent that the exercise causes you to incur alternative minimum tax, which is discussed below. If you hold the shares acquired upon exercise of an incentive stock option beyond the later of (i) two years following the date the incentive stock option was granted and (ii) one year following the date the incentive stock option was exercised (the "Holding Periods"), you will not recognize any ordinary income upon the sale of shares acquired upon such exercise. In addition, any gain or loss on such sale of the shares (calculated as the difference between the amount realized on the sale and your adjusted tax basis in the shares (generally, the exercise price)) generally will be long-term capital gain or loss. If you dispose of shares acquired upon exercise of an incentive stock option before the expiration of the Holding Periods (such a disposition a "Disqualifying Disposition"), then in most cases the lesser of (i) the excess of the fair market value of the shares when the incentive stock option was exercised over the amount paid for such shares and (ii) the excess of the amount realized on the disposition of the shares over your adjusted tax basis in the shares (generally, the exercise price) will be treated as ordinary income in the year of disposition. In addition, upon disposition of the shares before expiration of the Holding Periods, you will generally recognize capital gain equal to the excess, if any, of the amount realized as a result of such disposition over the sum of (i) your adjusted tax basis in the shares immediately before disposition (generally, the exercise price) and (ii) the amount of ordinary income recognized by you as described in the preceding sentence. Any such capital gain will be long-term capital gain if your holding period for the shares is more than one year.

U.S. Employment Taxes. Under a current moratorium, withholding of employment taxes is not required for U.S. federal tax purposes on the exercise of incentive stock options or upon a Disqualifying Disposition. In general, this moratorium will end on January 1 of the year that follows the second anniversary of the publication of final guidance by the IRS or the Treasury Department on the application of employment taxes to incentive stock options. We cannot predict when such "final guidance" will be published. When applicable, we will comply with our withholding obligations.

Alternative Minimum Tax. The exercise of an incentive stock option may subject you to the alternative minimum tax. For alternative minimum tax purposes, upon exercise of an incentive stock option, the excess of the fair market value of the shares at the time of exercise over the exercise price is includible in your alternative minimum taxable income. If you pay alternative minimum tax, the amount of such tax generally may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year. Also, when you sell the stock acquired upon exercise of the option, the basis of the stock for alternative minimum tax purposes will be equal to its fair market value at the time of exercise. Because the alternative minimum tax calculation may be complex, you should consult your own tax advisor prior to exercising incentive stock options.

U.S. Federal Income Tax Consequences of Holding Non-Statutory Stock Options. Under current law, you generally will not recognize taxable ordinary income upon the grant of a non-statutory stock option. However, when you exercise the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be treated as taxable ordinary income to you, and you will be subject to withholding and employment taxes on such income at that time. We may, in our discretion and in accordance with the terms of your non-statutory stock option agreement, use any means necessary to satisfy our withholding tax obligations. We are generally entitled to a deduction for U.S. federal income tax purposes equal to the amount of ordinary income taxable to you.

The subsequent sale of the shares acquired pursuant to the exercise of a non-statutory stock option generally will give rise to capital gains or losses equal to the difference between (i) the sale price and (ii) the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains or losses will generally be treated as long-term capital gains or losses if your holding period for the shares is more than one year.

The foregoing is a summary of certain U.S. federal income tax considerations for option holders in connection with the exchange of Eligible Options for New Replacement Options. The summary, however, does not address every situation that may arise in connection with the Eligible Options or the New Replacement Options. For example, it does not deal with the tax implications arising from an option holder's death, nor does it discuss foreign, state or local tax consequences. The summary is not intended as tax advice or as a substitute for careful tax planning and each option holder is urged to consult with and rely on his or her own advisors with respect to the tax consequences (foreign, federal, state and local) of participating in the offer to exchange, the retention of outstanding options, the exchange of Eligible Options for New Replacement Options, the exercise of New Replacement Options and the disposition of shares acquired upon such exercise.

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

15. Material Income Tax Consequences and Certain Other Considerations for Non U.S. Employees.

TAX RESIDENTS OF AUSTRALIA

The information provided below is a general summary of Australian tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in Australia only for employees who reside in Australia during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on Australian tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in Australia

Cancellation of Eligible Options and Grant of New Replacement Options. The cancellation of the Eligible Options pursuant to the offer to exchange may be considered a taxable event, and may result in a tax liability (aside from the tax consequences at the date of grant/exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such Eligible Options as described below). Cancellation of the Eligible Options would be a taxable event unless such cancellation is considered a "loss" of the options without being exercised. Due to the at least six month and one day delay between cancellation of the Eligible Options and grant of the New Replacement Options, and the certain requirements to qualify for the receipt of New Replacement Options, the cancellation would likely not be considered a "loss", but rather a disposition of the Eligible Options. If the cancellation is considered to be a disposition, and if you are deemed to receive any "consideration" in connection with the New Replacement Options (i.e., if a value can be assigned to the New Replacement Options promised to be granted) you will be subject to taxation on this value. Since you are receiving only a conditional (i.e., you must be an employee at the time of grant of New Replacement Options), non-transferable and unfunded promise to receive New Replacement Options in the future, it is likely the deemed value of the New Replacement Options would be zero. However, there is a risk that the tax authorities could assign a value to the promised New Replacement Options, in which case taxation would occur at the date of cancellation.

If the cancellation of Eligible Options is considered a "loss" and/or the promised New Replacement Options are considered to have zero value, there would be no tax due. If you elected to be taxed at the date of grant with respect to the Eligible Options, you should seek a refund of the taxes paid thereon.

Reporting and withholding requirements with respect to the offer to exchange. Although the cancellation of Eligible Options may be considered a taxable event, MatrixOne is not required to report the details of the offer to exchange to the Australian tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:

     Date of Grant of the New Replacement Options

     Non-Qualifying Options. The taxable income on the date of grant will be the fair market value of the option (using a statutory valuation formula that is based on the duration of the option, its exercise price, and the fair market value of the underlying stock) converted to Australian dollars using the exchange rate at the date of grant. The fair market value of stock listed on a stock exchange is calculated as the weighted average trading price during the one week up to and including the grant date.

     Qualifying Options. If the New Replacement Options are considered "qualifying" as defined under Australia tax law, no income tax liability arises on the date of grant unless you submit an election (together with your annual tax return for the year the New Replacement Options are granted) to be taxed at the date of grant. The taxable amount on the date of grant will be the fair market value of the option (as indicated above).

     Please consult with your tax advisor to confirm the calculation of the taxable amount and the requirements to make such an election for qualifying options.

     Date of Exercise of the New Replacement Options

     If the New Replacement Options are not subject to tax at grant (i.e., if the New Replacement Options are considered qualifying and no election is made to be taxed at grant), income is recognized at the "cessation time" (usually the date of exercise). The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income tax rates. The spread may also be subject to Medicare Levy.

     Subsequent Sale of the Shares Acquired Upon Exercise of the New Replacement Options

     If the New Replacement Options are subject to tax at grant:

     The excess of the sales price over the cost basis of the stock (i.e., the sum of the fair market value of the option at grant and the exercise price) will be taxed as capital gains.

     If the New Replacement Options are not subject to tax at grant:

     . If the stock is sold within 30 days of the "cessation date" (usually the exercise date), there is no capital gains tax upon sale. Instead, the taxable amount at the "cessation time" will be the excess of the sales price over the exercise price of the New Replacement Options.

     . If the stock is sold more than 30 days after the "cessation date" (usually the exercise date), there is a capital gains tax on the excess of the sales price over the fair market value of the stock at the date of exercise. The fair market value of stock listed on a stock exchange is calculated as the weighted average trading price during the one week up to and including the "cessation time".

     Please Note: If the stock is held for longer than 12 months from the date of exercise, only 50% of the capital gain is subject to taxation.

     Corporate Reporting and Withholding

     MatrixOne is not required to report the option income to the Australian tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in Australia to file an income tax return as required and to report the option income.

     No income or social tax withholdings are currently required for your options in Australia.

Note: At the time of future exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding responsibilities, the applicability of Medicare Levy, availability of exemptions or deductions, and any foreign exchange restrictions.

TAX RESIDENTS OF CANADA

The information provided below is a general summary of Canadian tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in Canada only for employees who reside in Canada during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on Canadian tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in Canada

Cancellation of Eligible Options and Grant of New Replacement Options. The cancellation of the Eligible Options and the grant of the New Replacement Options pursuant to the offer to exchange may be considered a taxable event, and may result in a tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares acquired from the exercise of such options as described below), if the intrinsic value of the New Replacement Options is more than the intrinsic value of the Eligible Options (i.e., the cancellation would be considered a disposition).

The intrinsic value of the Eligible Options is equal to the fair market value of the underlying shares of MatrixOne's Common Stock immediately before the date of cancellation less the exercise price of the Eligible Options.

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

The intrinsic value of the New Replacement Options is equal to the fair market value of the underlying shares of MatrixOne Common Stock immediately after the date of the cancellation of tendered Eligible Options less the exercise price of the New Replacement Options. Therefore, the intrinsic value of the New Replacement Options will not be known until the New Replacement Options are granted.

..    Generally, if the fair market value of the underlying shares of Common
     Stock increases from the date of the cancellation of tendered Eligible Options to the date the New Replacement Options are granted, the cancellation of the Eligible Options and the grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event.

..    However, if the fair market value of the underlying shares of Common Stock decreases from the date of the cancellation of tendered Eligible Options to the date the New Replacement Options are granted (taking into account the ratio of New Replacement Options to Eligible Options), it is possible that the intrinsic value of the New Replacement Options could be greater than the intrinsic value of the Eligible Options. In this case, the cancellation of the Eligible Options and the grant of the New Replacement Options pursuant to the offer to exchange would be considered a taxable event.

If the intrinsic value of the New Replacement Options is in fact greater than the intrinsic value of the Eligible Options, the Canada Customs & Revenue Agency ("CCRA") may consider the cancellation of Eligible Options to be a disposition, which can trigger a taxable event; however, the amount of income and related taxes cannot be determined until the New Replacement Options are granted. The taxable benefit would be equal to the difference between the fair market value of the promise to grant the New Replacement Options (determined using a valuation formula) and the intrinsic value of the Eligible Options.

Please Note: There is a risk that the election for deferral of taxation until the date of sale and the 50% stock option deduction (described below) would not be allowed on the New Replacement Options. Please consult your tax advisor to determine your ability to utilize the deferral election and the 50% deduction.

Reporting and withholding requirements with respect to the offer to exchange. If the cancellation of Eligible Options and the grant of New Replacement Options is considered a taxable event, MatrixOne is required to report the details of the offer to exchange to the CCRA and Revenue Quebec (for residents of Quebec), including the amount of income realized and the amount of tax withheld.

Income and social tax withholdings may be required if the cancellation of Eligible Options and the grant of New Replacement Options is considered a taxable event.

The New Replacement Options will be subject to taxation as follows:

     Date of Exercise of the New Replacement Options:

     The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income tax rates. Social taxes may also be due to the extent your maximum contribution limit has not yet been reached.

     Deferral Election. If certain conditions are met (i.e., the option exercise must be a qualifying acquisition and the shares must be "prescribed"), you may be eligible to defer taxation of the spread until disposal of the shares of Common Stock (by way of sale of the underlying shares of Common Stock, death, or ceasing Canadian residency). You may defer taxation on income up to the first C$100,000 worth of options vested in a given year. Where no deferral election is filed, or where the specified maximum has been exceeded, the spread will be subject to taxation at the date of exercise as described above.

     To be eligible for the deferral you must file an election by January 15/th/ of the year following the year of exercise, and file prescribed forms annually until the year of sale.

     50% Deduction. A deduction is available if certain conditions are met (i.e., the shares of Common Stock must be "prescribed"). For 2003, the deduction for qualifying stock option benefits is 50%.

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     The excess of the sales price over the fair market value of the shares of Common Stock at the date of exercise is subject to taxation as capital gain at the date of sale of the underlying shares of Common Stock, at your marginal income tax rate. However, only 50% of any gain would be included in your income.

     The current Canadian tax laws require that the adjusted cost base of identical shares be averaged for the purpose of determining the capital gain on a disposition of such shares where the individual has acquired the shares of a particular corporation at different dates. The averaging provision could result in a higher or lower gain on sale. However, if the shares are sold within 30 days of acquisition, and there are no acquisitions or dispositions of identical shares in the intervening period, the adjusted cost base can be calculated as the actual cost of the shares sold. If the shares sold are subject to a deferral election, the individual adjusted cost base must be calculated as the actual cost of the shares sold.

     Corporate Reporting and Withholding

     MatrixOne is required to file information returns with the CCRA and Revenue Quebec (for residents of Quebec) with regard to remuneration paid to an employee, including the amount of income realized from the exercise of the New Replacement Options and the amount of tax withheld. The Company is also required to provide each employee with a copy of the information filed with the CCRA. Regardless of the Company's obligation to report stock option income to the local tax authorities, you have an affirmative obligation in Canada to file an income tax return as required and to report option income.

     Income and social tax withholdings may be required on the exercise of the New Replacement Options in Canada.

Note: At the time of exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding requirements, the applicability of social taxes, availability of exemptions or deductions, and any foreign exchange restrictions.

TAX RESIDENTS OF FRANCE

The information provided below is a general summary of French tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in France only for employees who reside in France during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on French tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in France

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

Payroll and withholding requirements with respect to the offer to exchange:
Since the cancellation of Eligible Options and the grant of New Replacement Options is not considered a taxable event, MatrixOne is not required to report the details of the offer to exchange to the French tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:

     Date of Exercise of the New Replacement Options

     Non-Qualified Options: The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income at your applicable income tax (graduated rates up to 49.58% for 2002 (2003 rates are not yet available), and social contributions rates.

     Qualified Options: If the Eligible Options are considered "qualified" for French tax purposes, then you will not be subject to tax at the date of exercise unless the New Replacement Option exercise price is less than 95% of the average fair market value of the shares of Common Stock for the 20 trading days preceding the grant, or 95% of the purchase price of the shares of Common Stock by the Company. The difference between the New Replacement Option exercise price and 95% (the "excess rebate") is taxed as salary and subject to social contributions taxes. This amount will be added to the basis for calculation of taxable gain at sale.

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     Non-Qualified Options: The excess of the sales price over the fair market value of the shares of Common Stock at the date of exercise is subject to taxation as capital gain at the date of sale of the underlying shares of Common Stock, at the tax rate applicable to capital gains (26%, provided the total gross proceeds from the sales of stock during the calendar year exceed the annual threshold of (Euro)15,000 in 2003).

     Qualified Options : The excess of the sales price over the fair market value of the shares of Common Stock at the date of exercise is subject to taxation as capital gain at the date of sale of the underlying shares of Common Stock, at the tax rate applicable to capital gains (26%, provided the total gross proceeds from the sales of stock during the calendar year exceed the annual threshold of (Euro)15,000 in 2003).

     For qualified Eligible Options, the taxation of the spread depends on whether certain holding period requirements are met. If the employee meets the holding period requirements (i.e., the 4-year and 2-year requirements)/1/, the spread is not subject to French social taxes (employee and employer) and the option spread is taxed at varying reduced income tax rates:

     . If the 4-year requirement is not met, the spread is subject to employee and employer social taxes (including CSG/CRDS and a 2% surtax) and is subject to ordinary income tax at rates of up to 49.58 % for 2002 (2003 rates are not yet available).

     . If the 4-year requirement is met but the 2-year requirement is not met, the spread is not subject to employee or employer social taxes and is taxed at a flat rate of 40% (including CSG/CRDS and a 2% surtax) on the spread amount up to (Euro)152,500 (provided the total gross proceeds from the sales of stock during the calendar year exceed the annual threshold of (Euro)15,000 in 2003), and at a flat rate of 50% (including CSG/CRDS and a 2% surtax) on the spread amount over
          (Euro)152,500.

     . If both the 4-year and the 2-year requirements are met, the spread is not subject to employee or employer social taxes and is taxed at a flat rate of 26% (including CSG/CRDS and a 2% surtax) on the spread amount up to (Euro)152,500 (provided the total gross proceeds from the sales of stock during the calendar year exceed the annual threshold of
          (Euro)15,000 in 2003), and at a flat rate of 40% (including CSG/CRDS and a 2% surtax) on the spread amount over (Euro)152,500.

     Corporate Reporting and Withholding:

     Non-Qualified Options: MatrixOne is required to report the option income to the French tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in France to file an income tax return as required and to report the option income.

     For French tax residents, income tax withholding is not required on the exercise of the New Replacement Options in France. Social tax withholding is required on the exercise of the New Replacement Options.

     Qualified Options: When options are granted under a qualifying plan, the local entity has specific filing requirements at the time of exercise and sale (as does the employee). If these reporting requirements are not met, the options will not benefit from the favorable tax treatment.

------------------------------
/1/ Two separate holding period requirements exist: the 4-year requirement and the 2-year requirement. The 4-year requirement is met if the shares of Common Stock acquired upon exercise of the options are not sold before the fourth anniversary of the grant date. The 2-year requirement is met if the shares of Common Stock acquired upon exercise of the options are held for at least two years after (a) the fourth anniversary of the grant date or (b) the exercise date, whichever is later. This means that in order to realize the maximum beneficial tax treatment available for French qualified options, at least six years will have elapsed between the date of grant and the date of sale.

     For French tax residents, income tax withholding is not required on the exercise of the New Replacement Options in France. Social tax withholding is required on the exercise of the New Replacement Options if you have not met the 4-year Holding Period Requirement or if the option exercise price does not meet the 95% average price test.

Additional Tax Risks: For French qualified Eligible Options, in regard to the holding period of the option between the date of grant and the date of sale of the underlying Common Stock (required to obtain preferential income and social tax treatment), the start date of the holding period will change to the date of grant of the New Replacement Options.

Please consult with your local plan coordinator to confirm the conditions of your grant, before exercising stock options in France. Note that your tax situation may differ from that described above, depending on whether the holding periods and conditions are met. At the time of exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding responsibilities, the applicability of any social taxes, availability of any exemptions or deductions and any foreign exchange restrictions.

TAX RESIDENTS OF GERMANY

The information provided below is a general summary of German tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in Germany only for employees who reside in Germany during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on German tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in Germany

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below).

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below).

Payroll and withholding requirements with respect to the offer to exchange:
Since the cancellation of Eligible Options and the grant of New Replacement Options is not considered a taxable event, MatrixOne is not required to report the details of the offer to exchange to the German tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:

     Date of Exercise of the New Replacement Options

     The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income and social tax rates (plus a solidarity surcharge of 5.5% of the income tax and a church tax of 8% or 9% of the income tax).

     Please Note: According to an opinion of the German tax authorities, the taxable event should occur on the date the shares of Common Stock are transferred to your account and the taxable amount should be the difference between the fair market value at the date the shares of Common Stock are transferred and the exercise price. However, a position could be taken that the taxable moment should remain at exercise. Please consult with your tax advisor on this issue.

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     Under current law, you will not recognize a taxable gain or loss if the shares of Common Stock are sold more than 12 months from the date of exercise, provided you hold less than 1% of the entire share capital of MatrixOne at all times within the 5 years prior to the sale. The sale of the underlying shares of Common Stock will be subject to tax if the period between the exercise date and the date of sale is 12 months or less and the total gains from all "speculative transactions" (not only capital gains) exceeds (euro) 511 per calendar year. In such case, 50% of the gain from the sale of MatrixOne shares of Common Stock (the difference between the sales price and the fair market value at the date of exercise plus sales costs of the shares) is subject to tax. Capital gains will be taxed at the same rates applicable to ordinary income (income tax, solidarity surcharge and church tax if applicable).

     Please Note: On November 18, 2002, the German Minister of Finance proposed a draft tax reform act that was put forward by the German government. Under the draft tax reform act (which, if possible, could be effective as of January 1, 2003), capital gains would be taxable irrespective of the length of the holding period. Capital gains would be subject to tax at a flat rate of 15% tax on 50% of the capital gain (i.e., an effective rate of 7.5%), plus a solidarity surcharge of 5.5% and church tax (if applicable).

     The new rules with respect to capital gains shall apply to all shares of Common Stock sold on or after the day the tax reform act passes the First Chamber of Parliament. However, there is a chance that, if the act is passed, the new rules will apply as of January 1, 2003. There shall be a special "grandfathering" rule with respect to capital gains realized upon sale if the shares of Common Stock were purchased prior to the day the tax reform act passes the First Chamber of Parliament (or January 1, 2003). With respect to the offer to exchange, the relevant purchase date would be the date of exercise (or possibly the date of transfer of MatrixOne shares of Common Stock to your account). If the shares of Common Stock were purchased prior to the effective date, the capital gain (which is assumed to be equal to 10% of the sales price) is regarded as capital gain subject to tax at a flat rate of 15% (i.e., the effective tax rate is 1.5% of the sales price (not the capital gain)). If the taxpayer can prove that the capital gain is in fact lower than 10% of the sales prices of the shares, the tax would be assessed on the amount of the actual gain.

     Corporate Reporting and Withholding

     MatrixOne is required to report the option income to the German tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you may have an obligation in Germany to file an income tax return as required and to report the option income.

     Income or social tax withholdings are currently required on the exercise of the New Replacement Options in Germany.

Note: At the time of exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding responsibilities, the applicability of any social taxes, the availability of any exemptions or deductions and any foreign exchange restrictions.

TAX RESIDENTS OF ITALY

The information provided below is a general summary of Italian tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in Italy only for employees who reside in Italy during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on Italian tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in Italy

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

Payroll and withholding requirements with respect to the offer to exchange:
Since the cancellation of Eligible Options and the grant of New Replacement Options is not considered a taxable event, MatrixOne is not required to report the details of the offer to exchange to the Italian tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:

     Date of Exercise of the New Replacement Options

     Non-Qualified Options: The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income tax and social contributions rates.

     Qualified Options: If the Eligible Options are considered "qualified" for Italian tax purposes, then you will not be subject to tax at the date of exercise. Taxation of the spread is deferred until sale of the shares of Common Stock acquired upon exercise.

     Please Note: One of the requirements for qualification is that the option exercise price must meet the fair market value test. For Italian tax purposes, fair market value is calculated by taking the average of the daily closing prices for the one-month period preceding the date of transaction. For example, to determine whether the option exercise price is at least equal to the fair market value of underlying shares of Common Stock on the date of grant, for purposes of determining whether the specified option grant is qualified under Italian law, fair market value is defined as the average of the "official market price" (i.e., the closing price) of the underlying share of Common Stock on each trading day during the period beginning on the New Replacement Option Grant Date and ending on the corresponding date in the preceding month./2/

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     Non-Qualified Options: The excess of the sales price over the fair market value of the shares of Common Stock at the date of exercise is subject to taxation as capital gain at the date of sale of the underlying shares of Common Stock, at the tax rate applicable to capital gains.

     Qualified Options: The excess of the sales price over the exercise price is subject to taxation as capital gain at the date of sale of the underlying shares of Common Stock, at the tax rate applicable to capital gains. The spread is not subject to Italian social taxes (employee and employer).

     Corporate Reporting and Withholding

     Non-Qualified Options: MatrixOne is required to report the option income to the Italian tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in Italy to file an income tax return as required and to report the option income.

     Income and social tax withholdings are currently required on the exercise of the New Replacement Options in Italy.

     Qualified Options: MatrixOne is not required to report the option income to the Italian tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in Italy to file an income tax return as required and to report the option income.

     No income or social tax withholdings are currently required for your options in Italy.

Note: At the time of exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding responsibilities, the applicability of any social taxes, availability of any exemptions or deductions and any foreign exchange restrictions.

--------------------------------
/2/ Resolution n.212/E, issued by the Italian Ministry of Finance on December 17, 2001, provides an opportunity to obtain favorable tax treatment in Italy related to nonqualified options. The resolution states that, in case of a stock option grant which is not qualified under Italian tax law because the exercise price is lower than the fair market value as defined under Italian tax law, the employee, in order to obtain the more favorable tax treatment, can pay to the Italian company the difference between the exercise price and the fair market value as defined under Italian tax law.

TAX RESIDENTS OF JAPAN

The information provided below is a general summary of Japanese tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in Japan only for employees who reside in Japan during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on Japanese tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in Japan

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange will not likely be considered a taxable event or result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired through the exercise of such options as described below). Japanese tax law does not specifically refer to the cancellation and grant of options, nor is there precedence in court cases on this subject. Accordingly, and given that participation in the offer to exchange is voluntary, there is risk that the cancellation of an Eligible Option may be regarded as a disposition of such option, resulting in a taxable event. However, provided that the exercise price of the Eligible Options is greater than the market price of the underlying shares of Common Stock as of the date of the offer, a position may be taken to not treat the cancellation as a disposition. In this instance, the cancellation of the Eligible Options would not result in a taxable event.

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired through the exercise of such options as described below).

Payroll and withholding requirements with respect to the offer to exchange:
Although the cancellation of Eligible Options may be considered a taxable event, MatrixOne is not required to report the details of the offer to exchange to the Japanese tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:

     Date of Exercise of the New Replacement Options

     The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income at your marginal income tax rates.

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     The excess of the sales price over the fair market value of the shares of Common Stock at the date of exercise is subject to taxation as capital gain at the date of sale of the underlying shares of Common Stock, at the preferential tax rate applicable to capital gains.

     Corporate Reporting and Withholding

     MatrixOne is not required to report the option income to the Japanese tax authorities. Regardless of the employer's obligation to report stock option income to the local tax authorities, you have an affirmative obligation in Japan to file an income tax return as required and to report option income.

     No income or social tax withholdings are currently required for your options in Japan.

Note: At the time of future exercise of the New Replacement Options and sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding responsibilities, the applicability of any social taxes, the availability of any deductions or exemptions and any foreign exchange restrictions.

TAX RESIDENTS OF THE NETHERLANDS

The information provided below is a general summary of Dutch tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in The Netherlands only for employees who reside in The Netherlands during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on Dutch tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in The Netherlands

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange may be considered a taxable event and may result in a tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

The tax treatment of the cancellation will depend on whether the Eligible Options were subject to Dutch tax at vesting or exercise.

..    Taxation at Vesting (Eligible Options Vested): The cancellation of the
     Eligible Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of vesting/exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

..    Taxation at Vesting (Eligible Options Not Vested): The cancellation of the
     Eligible Options pursuant to the offer to exchange should not be considered a taxable event and should not result in any tax liability (aside from the tax consequences at the date of vesting/exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below). However, some tax inspectors may argue that a non-obligatory cancellation of stock options should be disregarded (i.e., the Eligible Options would be subject to tax according to the original vesting schedule). It is recommended that you obtain a ruling to confirm the tax implications of the cancellation.

..    Taxation at Exercise: The cancellation of the Eligible Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of vesting/exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below). However, there is a possibility that the tax authorities will consider that the cancellation of the Eligible Options in connection with the grant of New Replacement Option is a swap/repricing of the Eligible Options. Please see below for more information.

Swap / Repricing: There is a possibility that the tax authorities will consider the cancellation of the Eligible Options in connection with the grant of New Replacement Options to be a swap of the Eligible Options for the New Replacement Options or a repricing of the Eligible Options. If a tax inspector were to consider the transaction to be a swap or a repricing, he or she might argue that additional tax is due. It is recommended that you obtain a ruling to confirm the tax implications of the cancellation.

Payroll and withholding requirements with respect to the offer to exchange: If the cancellation of Eligible Options or the grant of New Replacement Options is considered a taxable event, MatrixOne is required to report the details of the offer to exchange to the Dutch tax authorities.

Income and social tax withholdings may be required if the cancellation of Eligible Options or the grant of New Replacement Options is considered a taxable event.

The New Replacement Options will be subject to taxation as follows:

     Date of Vesting of the New Replacement Options

     Generally, taxation occurs at vesting (i.e., when the ability to exercise the options becomes unconditional). The taxable income on the date of vesting is determined using a statutory formula (which takes into account such factors as the remaining life of the stock option at the vesting moment, the exercise price, and the underlying share price on the vesting date) and is treated as compensation income. Social taxes may also be due to the extent that your maximum contribution limit has not yet been reached./3/

     If you exercise or dispose of the options within three years of the acceptance date, an additional tax is levied. The taxable amount equals the spread (i.e., the fair market value of the underlying shares of Common Stock at the date of exercise less the exercise price of the New Replacement Options) less the amount previously taxed at vesting. No "loss" may be deducted if the amount that was subject to tax at the date of vesting exceeds the gain upon exercise or disposal of the options.

     Date of Exercise of the New Replacement Options

     You may defer taxation until the date of exercise (for options vesting after December 28, 2000) provided that you make a joint election with your employer (which must be a tax withholding agent) and the election is filed with the tax authorities prior to the first vesting date of the option grant. Extreme care is needed in this regard, as Dutch tax law considers that the grant date occurs on the date of acceptance (or the latter of the dates of award and acceptance).

     If the election is made to defer taxation until exercise, the excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income tax rates. Social taxes may also be due to the extent that your maximum contribution limit has not yet been reached./3/

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     You will not recognize a taxable gain or loss unless you have a substantial interest (5% or more) in any class of securities of MatrixOne.

     Corporate Reporting and Withholding

     MatrixOne is required to report the option income to the Dutch tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in The Netherlands to file an income tax return as required and to report the option income.

     Income and social tax withholdings are currently required on the vesting and/or exercise of the New Replacement Options in The Netherlands.

Note: At the time of cancellation, vesting and/or exercise of the Eligible Options and/or New Replacement Options you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding responsibilities, the applicability of any social taxes, availability of any exemptions or deductions and any foreign exchange restrictions.

TAX REISDENTS OF SINGAPORE

The information provided below is a general summary of Singapore tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in Singapore only for employees who reside in Singapore during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on Singapore tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

------------------------------------
/3/ Dutch social tax consists of two components:
    . National Insurances Contributions: Generally, National Insurances Contributions ("NIC") are due at vesting (i.e., when the ability to exercise options becomes unconditional) and - if exercised prior to the option's third anniversary - at the moment of exercise. However, since these contributions are levied in connection with wage tax, if the employee may make an election to defer, taxation occurs at exercise. Taxable income above Euro 28,850 is free from a NIC charge.
    . Employee Insurances Contributions: Employee Insurances Contributions ("EIC") are always and only due at vesting (i.e., when the ability to exercise options becomes unconditional). Since these contributions are levied separate from wage tax, deferral is not possible. Taxable income above circa Euro 43,065 is free from an EIC charge.

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

Tax Implications for Participants in Singapore

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange will not likely be considered a taxable event or result in tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below).

Technically, the cancellation of the Eligible Options could be considered a taxable event. However, the tax authorities have informally indicated that the cancellation of Eligible Options that will be replaced with New Replacement Options would not result in a taxable event, provided you do not derive any gains or profits from the offer to exchange.

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below).

Payroll and withholding requirements with respect to the offer to exchange: If the cancellation of Eligible Options is considered a taxable event, MatrixOne is required to report the details of the offer to exchange to the Singapore tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:

     Date of Exercise of the New Replacement Options

     The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income tax rates.

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     The subsequent sale of the shares of Common Stock acquired upon exercise of the New Replacement Options is not subject to tax in Singapore, unless you are regarded as carrying on a trade in shares (in which case the gains will be regarded as trade income and subject to tax).

     Corporate Reporting and Withholding

     MatrixOne is required to report the option income to the Singapore tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in Singapore to file an income tax return as required and to report the option income.

     No income or social tax withholdings are currently required for your options in Singapore.

Note: At the time of future exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding requirements, the applicability of any social taxes, the availability of any deductions or exemptions and any foreign exchange restrictions.

TAX RESIDENTS OF TAIWAN

The information provided below is a general summary of Taiwanese tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in Taiwan only for employees who reside in Taiwan during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on Taiwanese tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

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

Tax Implications for Participants in Taiwan

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and/or sale of the shares of Common Stock acquired from the exercise of such options as described below).

Payroll and withholding requirements with respect to the offer to exchange:
Since the cancellation of Eligible Options and the grant of New Replacement Options is not considered a taxable event, MatrixOne is not required to report the details of the offer to exchange to the Taiwanese tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:

     Date of Exercise of the New Replacement Options

     The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income tax rates.

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     The subsequent sale of the shares of Common Stock acquired upon exercise of the New Replacement Options is not subject to tax in Taiwan.

     Corporate Reporting and Withholding

     MatrixOne is not required to report the option income to the Taiwan tax authorities. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in Taiwan to file an income tax return as required and to report the option income.

     No income or social tax withholdings are currently required for your options in Taiwan.

Note: At the time of future exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding requirements, the applicability of any social taxes, the availability of any deductions or exemptions and any foreign exchange restrictions.

TAX RESIDENTS OF THE UNITED KINGDOM

The information provided below is a general summary of the United Kingdom ("UK") tax implications resulting from the exchange of Eligible Options for New Replacement Options pursuant to this offer to exchange in the UK only for employees who reside in the UK during the entire period beginning on the date of cancellation of the Eligible Options through and including the date of sale of the shares of Common Stock acquired from the exercise of the New Replacement Options. This summary is based on UK tax law in effect as of December 31, 2002, and may not address all of the tax consequences that are relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please consult your tax advisor prior to tendering your Eligible Options to assess the tax consequences of participation.

Tax Implications for Participants in the UK

Cancellation of Eligible Options: The cancellation of the Eligible Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below).

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

Grant of New Replacement Options: The grant of the New Replacement Options pursuant to the offer to exchange will not be considered a taxable event and will not result in any tax liability (aside from the tax consequences at the date of exercise of the New Replacement Options and sale of the shares of Common Stock acquired from the exercise of such options as described below).

Payroll and withholding requirements with respect to the offer to exchange:
Since the cancellation of Eligible Options and the grant of New Replacement Options is not considered a taxable event, MatrixOne is not required to report the details of the offer to exchange to the UK tax authorities.

Income and social tax withholdings are not required.

The New Replacement Options will be subject to taxation as follows:/4/

     Date of Exercise of the New Replacement Options

     The excess of the fair market value of the underlying shares of Common Stock at the date of exercise over the exercise price of the New Replacement Options (i.e., the spread) is subject to tax on the date of exercise as employment income, at your marginal income tax rate. There will also be a social tax charge (National Insurance Contributions, or "NIC") on the spread of the New Replacement Options to the extent your maximum contribution limit/5/ has not yet been reached. In addition, if you enter into a joint election with MatrixOne to assume the employer's NIC liability, this will also be due from you at the date of exercise of the New Replacement Options in addition to your normal employee NIC (if any).

     Subsequent Sale of the Shares of Common Stock Acquired upon Exercise of the New Replacement Options

     The excess of the sales price over the fair market value of the shares of Common Stock at the date of exercise (plus the income recognized at the time of exercise) is subject to taxation as capital gain at the date of sale of the underlying shares of Common Stock. Capital gains up to (Pound)7,700 are tax-free. Gains in excess of (Pound)7,700 are subject to tax at progressive tax rates, which differ slightly from those applied to compensation income. The applicable rates are 10%, 20% and 40%, respectively.

     Taper relief allows you to reduce the amount of the gain subject to tax depending on the amount of time the shares of Common Stock were held prior to sale:

        Number of Whole
        Years Owned       % of Gain Taxed
        -----------       ---------------
             1                  50%
             2                  25%

     For example, taper relief allows you to reduce the rate of capital gains tax to 10% if the shares are held for at least two whole years after exercise (assuming the capital gains are subject to tax at 40%). The taper relief outlined above is "business asset" taper relief. If you are not an employee of MatrixOne at the time the shares of Common Stock are sold, "non-business asset" taper relief should be applied (the rate of relief is less than that applying to business assets). In calculating taper relief, apportionments are necessary where there are periods of ownership where the shares of Common Stock are business assets and non-business assets.

     Corporate Reporting and Withholding

     MatrixOne is required to report the details of the grant of the New Replacement Options to the UK tax authorities (Inland Revenue). MatrixOne is also required to provide Inland Revenue with the details of the exercise of the New Replacement Options. Regardless of the employer's obligation to report the option income to the local tax authorities, you have an affirmative obligation in the UK to file an income tax return as required and to report the option income.

-------------------------------
/4/ The tax treatment described in this section applies to individuals who are resident, ordinarily resident and domiciled in the UK from the date of grant of the option to the date of exercise and on subsequent sale of the shares of Common Stock.
/5/ Please note that effective April 6, 2003 there will be an additional employee contribution of 1% on all earnings above the employee maximum contribution limit.

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

     Income and social tax withholdings are currently required on the exercise of the New Replacement Options in the UK.

Note: At the time of exercise of the New Replacement Options and upon sale of the underlying shares of Common Stock you should also confirm with your tax advisor/payroll administrator your tax reporting and remittance responsibilities, MatrixOne's withholding requirements, the applicability of social taxes, availability of exemptions or taper relief, and any foreign exchange restrictions.

16.  Extension of Offer; Termination; Amendment.

We expressly reserve the absolute right, in our sole discretion, at any time and from time to time, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any Eligible Options. If we elect to extend the period of time during which the offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of Eligible Options until such extended expiration date. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 A.M., Eastern Standard Time, on the next business day after the previously scheduled expiration date.

We also expressly reserve the absolute right, in our sole discretion, before the expiration date to terminate or amend the offer, or to postpone our acceptance and cancellation of any Eligible Options tendered for exchange, if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving written notice of the termination, amendment or postponement to you or by making a public announcement thereof or as otherwise required by law. Our reservation of the right to postpone our acceptance and cancellation of Eligible Options tendered for exchange is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the Eligible Options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further expressly reserve the absolute right, in our sole discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the exercise price of Eligible Options allowed to be tendered and the number of Eligible Options to be tendered in the offer.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the number of Eligible Options to be tendered in the offer, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of Eligible Options to be tendered in the offer or the consideration being offered by us for the Eligible Options in the offer, the offer will remain open for at least 10 business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of Eligible Options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of Eligible Options of such amendment, and we will extend the offer's period so that at least 5 business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, Eastern Standard Time.

17.  Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting Eligible Options to be tendered in this offer.

18.  Financial Statements and Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC with respect to the offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, the Disclosure Documents and the following materials that we have filed with the SEC before making a decision on whether to elect to tender your Eligible Options:

1. Our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for our fiscal year ended June 29, 2002 filed with the SEC on September 26, 2002 and September 27, 2002, respectively;

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

2. Our Quarterly Report on Form 10-Q for the three months ended September 28, 2002 filed with the SEC on November 8, 2002;

3. Our definitive Proxy Statement on Schedule 14A filed with the SEC on September 27, 2002; and

4. The section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A filed with the SEC on February 2, 2000.

The SEC file number for these filings is 000-29309. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330. Our SEC filings are also available to the public on the SEC's Internet site at http:// www.sec.gov.

Our Common Stock is quoted on the Nasdaq National Market under the symbol "MONE" and our SEC filings can also be read at the following Nasdaq address:

                  Nasdaq Operations
                  1735 K Street, N.W.
                  Washington, D.C. 20006

More complete financial information may be obtained by accessing our public filings with the SEC.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at MatrixOne, Inc., 210 Littleton Road, Westford, MA, 01886, USA, Attention: Bonnie Legere, or telephoning at (978) 589-4065 between the hours of 9:00 A.M. and 4:00 P.M., Eastern Standard Time.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange should be read together with the information contained in the documents to which we have referred you in making your decision as to whether or not to participate in this offer.

19. Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will Eligible Options tendered be accepted from or on behalf of, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender for exchange or refrain from tendering your Eligible Options pursuant to the offer. You should rely only on the information contained in this Offer to Exchange and the documents to which we have referred you. We have not authorized anyone to make any representations on our behalf in connection with the offer other than the information and representations contained in this Offer to Exchange and in the other Disclosure Documents. If anyone makes any recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by us.

MATRIXONE, INC.
February 3, 2003

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